MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor,

                            PHH MORTGAGE CORPORATION
                                    Servicer,

                                       and

                             WELLS FARGO BANK, N.A.
                                     Trustee

                           ---------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 2005

                           ---------------------------


            MERRILL LYNCH MORTGAGE INVESTORS TRUST SERIES MLCC 2005-1
                       MORTGAGE PASS-THROUGH CERTIFICATES


                                TABLE OF CONTENTS


ARTICLE I. DEFINITIONS...................................................................................

         Section 1.01.         Definitions...............................................................

         Section 1.02.         Calculations Respecting Mortgage Loans....................................

ARTICLE II. DECLARATION OF TRUST;  ISSUANCE OF CERTIFICATES..............................................

         Section 2.01.         Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans......

         Section 2.02.         Acceptance of Trust Fund by Trustee; Review of Documentation for Trust
                               Fund......................................................................

         Section 2.03.         Representations and Warranties of the Depositor and the Servicer..........

         Section 2.04.         Discovery of Breach; Repurchase or Substitution of Mortgage Loans.........

         Section 2.05.         Grant Clause..............................................................

ARTICLE III. THE CERTIFICATES............................................................................

         Section 3.01.         The Certificates..........................................................

         Section 3.02.         Registration..............................................................

         Section 3.03.         Transfer and Exchange of Certificates.....................................

         Section 3.04.         Cancellation of Certificates..............................................

         Section 3.05.         Replacement of Certificates...............................................

         Section 3.06.         Persons Deemed Owners.....................................................

         Section 3.07.         Temporary Certificates....................................................

         Section 3.08.         Appointment of Paying Agent...............................................

         Section 3.09.         Book-Entry Certificates...................................................

ARTICLE IV. ADMINISTRATION OF THE TRUST FUND.............................................................

         Section 4.01.         Custodial Accounts; Distribution Account..................................

         Section 4.02.         Reports to Trustee and Certificateholders.................................

ARTICLE V. DISTRIBUTIONS TO HOLDERS OF CERTIFICATES......................................................

         Section 5.01.         Distributions Generally...................................................

         Section 5.02.         Distributions from the Distribution Account...............................

         Section 5.03.         Allocation of Losses......................................................

         Section 5.04.         Advances..................................................................

         Section 5.05.         Distributions On The REMIC 1 Regular Interests............................

ARTICLE VI. CONCERNING THE TRUSTEE; EVENTS OF DEFAULT....................................................

         Section 6.01.         Duties of Trustee.........................................................

         Section 6.02.         Certain Matters Affecting the Trustee.....................................

         Section 6.03.         Trustee Not Liable for Certificates.......................................

         Section 6.04.         Trustee May Own Certificates..............................................

         Section 6.05.         Eligibility Requirements for Trustee......................................

         Section 6.06.         Resignation and Removal of Trustee........................................

         Section 6.07.         Successor Trustee.........................................................

         Section 6.08.         Merger or Consolidation of Trustee........................................

         Section 6.09.         Appointment of Co-Trustee, Separate Trustee or Custodian..................

         Section 6.10.         Authenticating Agents.....................................................

         Section 6.11.         Indemnification of Trustee................................................

         Section 6.12.         Fees and Expenses of the Trustee..........................................

         Section 6.13.         Collection of Monies......................................................

         Section 6.14.         Events of Default; Trustee To Act; Appointment of Successor...............

         Section 6.15.         Additional Remedies of Trustee Upon Event of Default......................

         Section 6.16.         Waiver of Defaults........................................................

         Section 6.17.         Notification to Holders...................................................

         Section 6.18.         Directions by Certificateholders and Duties of Trustee During Event of
                               Default...................................................................

         Section 6.19.         Preparation of Tax Returns and Other Reports..............................

         Section 6.20.         Annual Certificate by Trustee.............................................

ARTICLE VII. PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND................................

         Section 7.01.         Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or
                               Liquidation of All Mortgage Loans.........................................

         Section 7.02.         Procedure Upon Termination of Trust Fund..................................

         Section 7.03.         Additional Trust Fund Termination Requirements............................

ARTICLE VIII. RIGHTS OF CERTIFICATEHOLDERS...............................................................

         Section 8.01.         Limitation on Rights of Holders...........................................

         Section 8.02.         Access to List of Holders.................................................

         Section 8.03.         Acts of Holders of Certificates...........................................

ARTICLE IX. ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS...........................................

         Section 9.01.         Servicer to Act as Servicer...............................................

         Section 9.02.         Title, Management and Disposition of REO Property.........................

         Section 9.03.         Trustee and Depositor's Right to Examine Servicer Records.................

         Section 9.04.         Legal Proceedings Involving the Servicer and/or the Mortgage Loans........

         Section 9.05.         Material Changes..........................................................

         Section 9.06.         Servicer Shall Provide Information as Reasonably Required.................

         Section 9.07.         Servicer Not to Resign....................................................

         Section 9.08.         Custodial Accounts and Escrow Accounts....................................

         Section 9.09.         Assumption Processing.....................................................

         Section 9.10.         Books and Records.........................................................

         Section 9.11.         Annual Statement as to Compliance.........................................

         Section 9.12.         Annual Independent Certified Public Accountants' Servicing Reports........

         Section 9.13.         Officer's Certificate.....................................................

         Section 9.14.         Servicing Compensation....................................................

         Section 9.15.         Indemnification...........................................................

         Section 9.16.         Non Solicitation..........................................................

         Section 9.17.         Successor to the Servicer.................................................

         Section 9.18.         Statements to the Trustee.................................................

         Section 9.19.         Merger or Consolidation of the Servicer...................................

         Section 9.20.         Limitation on Liability of the Servicer...................................

ARTICLE X. REMIC ADMINISTRATION..........................................................................

         Section 10.01.        REMIC Administration......................................................

         Section 10.02.        Prohibited Transactions and Activities....................................

         Section 10.03.        Indemnification with Respect to Prohibited Transactions or Loss of REMIC
                               Status....................................................................

         Section 10.04.        REO Property..............................................................

ARTICLE XI. MISCELLANEOUS PROVISIONS.....................................................................

         Section 11.01.        Binding Nature of Agreement; Assignment...................................

         Section 11.02.        Entire Agreement..........................................................

         Section 11.03.        Amendment.................................................................

         Section 11.04.        Voting Rights.............................................................

         Section 11.05.        Provision of Information..................................................

         Section 11.06.        Governing Law.............................................................

         Section 11.07.        Notices...................................................................

         Section 11.08.        Severability of Provisions................................................

         Section 11.09.        Indulgences; No Waivers...................................................

         Section 11.10.        Headings Not To Affect Interpretation.....................................

         Section 11.11.        Benefits of Agreement.....................................................

         Section 11.12.        Special Notices to the Rating Agencies....................................

         Section 11.13.        [RESERVED]................................................................

         Section 11.14.        Counterparts..............................................................

         Section 11.15.        No Petitions..............................................................

         This POOLING AND SERVICING AGREEMENT, dated as of April 1, 2005 (the "Agreement"), by and among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), PHH MORTGAGE CORPORATION , a New Jersey corporation, as servicer (the "Servicer") and WELLS FARGO BANK, N.A., as Trustee (the "Trustee"), and acknowledged by MERRILL LYNCH MORTGAGE LENDING, INC. a Delaware corporation, as seller (the "Seller"), for purposes of Section 2.04.

                              PRELIMINARY STATEMENT

         The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Trustee will make, in accordance with Section 10.01, an election to treat the entire segregated pool of assets described in the definition of REMIC 1 (as defined herein), and subject to this Agreement, as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC 1." The REMIC 1 Regular Interests will be the "regular interests" in REMIC 1 and the Class R-1 Certificates will be the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. A segregated pool of assets consisting of the REMIC 1 Regular Interests will be designated as "REMIC 2" and the REMIC Administrator will make a separate REMIC election with respect thereto. The Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be "regular interests" in REMIC 2, and the Class R-2 Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

         The following table irrevocably sets forth the designation, the REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the REMIC 1 Regular Interest. The REMIC 1 Regular Interests will not be certificated.


                                                                       Initial
           REMIC I                      REMIC I                    Uncertificated              Latest Possible
Regular Interest Designation       Pass-Through Rate              Principal Balance            Maturity Date(1)
--------------------------------------------------------------------------------------------------------------------
             1-A                     Variable (2)                  $          348.63          April 25, 2035
             1-B                     Variable (2)                  $       11,243.83          April 25, 2035
             2-A                     Variable (2)                  $          913.31          April 25, 2035
             2-B                     Variable (2)                  $       29,461.01          April 25, 2035
             ZZZ                     Variable (2)                  $  407,006,481.68          April 25, 2035

-----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the latest possible maturity date for the Mortgage Loans has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.

(2) Calculated in accordance with the definition of "REMIC 1 Pass-Through Rate" herein.

THE CERTIFICATES

         The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.


                                                                                              Minimum
          Class                 Certificate Interest      Initial Class Principal        Denominations or
        Designation                     Rate                       Amount              Percentage Interest
        -----------                     ----                       ------              -------------------
     Class 1-A                          (1)                      $108,952,000.00      $      50,000.00
     Class 2-A-1                        (2)                       $80,000,000.00      $      50,000.00
     Class 2-A-2                        (2)                       $96,900,000.00      $      50,000.00
     Class 2-A-3                        (2)                        $3,100,000.00      $      50,000.00
     Class 2-A-4                        (2)                       $78,450,000.00      $      50,000.00
     Class 2-A-5                        (2)                       $27,027,000.00      $      50,000.00
     Class R-1                          N/A                                  N/A               100%
     Class R-2                          N/A                                  N/A               100%
     Class M-1                          (3)                        $4,274,000.00      $      50,000.00
     Class M-2                          (3)                        $3,256,000.00      $      50,000.00
     Class M-3                          (3)                        $2,238,000.00      $      50,000.00
     Class B-1                          (3)                        $1,221,000.00      $     250,000.00
     Class B-2                          (3)                          $203,000.00      $     250,000.00
     Class B-3                          (3)                        $1,427,448.96      $     250,000.00

(1) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 1-A Certificates will accrue based upon the weighted average of the net mortgage rates on the Pool 1 Mortgage Loans as described in this prospectus supplement.

(2) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates will accrue based upon the weighted average of the net mortgage rates on the Pool 2 Mortgage Loans as described in this prospectus supplement.

(3) The Certificate Interest Rates with respect to any Distribution Date (and the related Accrual Period) for the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be equal to the Subordinate Net WAC.


         As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $407,048,448.47.

         In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01. DEFINITIONS.

         The following words and phrases, unless the context otherwise requires, shall have the following meanings:

         ACCEPTED SERVICING PRACTICES: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

         ACCOUNTANT: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

         ACCRUAL PERIOD: With respect to each Distribution Date, for each Class of Certificates, the calendar month preceding the month in which such Distribution Date occurs. Interest shall accrue on all Classes of Certificates on the basis of a 360-day year consisting of twelve 30-day months.

         ACT:  The Securities Act of 1933, as amended.

         ADDITIONAL COLLATERAL: With respect to any Additional Collateral Mortgage Loan, the meaning assigned thereto in the Mortgage Loan Purchase Agreement.

         ADDITIONAL COLLATERAL MORTGAGE LOAN: Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

         ADJUSTMENT DATE: As to any Mortgage Loan, the date on which the related Mortgage Rate adjusts in accordance with the terms of the related Mortgage Note.

         ADVERSE REMIC EVENT:  As defined in Section 10.01(f) hereof.

         AFFILIATE: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         AGGREGATE SENIOR PERCENTAGE: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amounts of the Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates and the denominator of which is the Aggregate Stated Principal Balance, but in no event greater than 100%.

         AGGREGATE STATED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate of the Stated Principal Balances for all Mortgage Loans (and when such term is used with respect to a particular Mortgage Pool, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Mortgage Pool) which were outstanding on the Due Date in the month preceding the month of such Distribution Date.

         AGGREGATE SUBORDINATE PERCENTAGE: As to any Distribution Date, the difference between 100% and the Aggregate Senior Percentage for such Distribution Date, but in no event less than zero.

         AGGREGATE VOTING INTERESTS: The aggregate of the Voting Interests of all the Certificates under this Agreement.

         AGREEMENT: This Pooling and Servicing Agreement and all amendments and supplements hereto.

         ALLOCABLE SHARE: With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of such Class and the denominator of which is the aggregate of the Class Principal Amounts of each Class of Subordinate Certificates.

         ANCILLARY FEES: With respect to any Mortgage Loan, (i) all late charges, (ii) all fees payable pursuant to PHH's "Speed Pay" program, (iii) all returned-item charges (e.g. insufficient funds charges) and (iv) modification or conversion fees.

         APPLICABLE CREDIT SUPPORT PERCENTAGE: As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentages of such Class and the aggregate Class Subordination Percentage of all other Classes of Subordinate Certificates having higher numerical Class designations than such Class.

         APPORTIONED PRINCIPAL BALANCE: As to any Distribution Date and each Class of Subordinate Certificates and any Mortgage Pool, the Class Principal Amount thereof multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount (i.e., the Pool 1 Subordinate Amount or the Pool 2 Subordinate Amount, as the case may require), and the denominator of which is the sum of such Pool Subordinate Amounts on such date.

         APPRAISED VALUE: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan.

         ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

         AUTHENTICATING AGENT: The Trustee or any authenticating agent appointed by the Trustee pursuant to Section 6.10 until any successor authenticating agent for the Certificates is named, and thereafter "Authenticating Agent" shall mean any such successor.

         AUTHORIZED OFFICER: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

         AVAILABLE DISTRIBUTION AMOUNT: With respect to any Distribution Date and each Mortgage Pool, the total amount of all cash received by the Trustee on the Mortgage Loans in such Mortgage Pool from the Servicer or otherwise through the Distribution Account Deposit Date for deposit into the Distribution Account in respect of such Distribution Date, including (1) all scheduled installments of interest (net of the Servicing Fee) and principal collected on the related Mortgage Loans and due during the Due Period related to such Distribution Date, together with any Monthly Advances in respect thereof, (2) all Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the proceeds of any Additional Collateral from the related Mortgage Loans, in each case for such Distribution Date, (3) all partial or full Principal Prepayments, together with any accrued interest thereon, identified as having been received from the related Mortgage Loans during the related Prepayment Period, (4) any amounts received from the Servicer in respect of Prepayment Interest Shortfalls with respect to the related Mortgage Loans; and (5) the aggregate Purchase Price of all Defective Mortgage Loans in such Mortgage Pool purchased from the Trust Fund during the related Prepayment Period, minus:

         (A) all related fees, charges and amounts payable or reimbursable to the Trustee under this Agreement, to the extent that, if paid by the Trust Fund, such fees, charges or other amounts would constitute "unanticipated expenses" (within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)) of any of the REMICs provided for herein and up to an aggregate maximum amount equal to $300,000 annually; provided, such annual aggregate maximum amount shall exclude
(i) any Servicing Transfer Costs, or amounts reimbursable to the Servicer under this Agreement and (ii) any costs, damages or expenses incurred by the Trustee in connection with any "high cost" home loans or any predatory or abusive lending laws, which amounts shall in no case be subject to any such limitation;

         (B) in the case of (2), (3), (4) and (5) above, any related unreimbursed expenses incurred by the Servicer in connection with a liquidation or foreclosure and any unreimbursed Monthly Advances due to the Servicer (or, pursuant to Section 5.04, the Trustee);

         (C) any related unreimbursed nonrecoverable Monthly Advances due to the Servicer (or, pursuant to Section 5.04, the Trustee); and

         (D) in the case of (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

         BANKRUPTCY: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

         BANKRUPTCY CODE: The United States Bankruptcy Code of 1986, as amended.

         BBA:  The British Banker's Association.

         BOOK-ENTRY CERTIFICATES: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

         BOOK-ENTRY TERMINATION: The occurrence of any of the following events:
(i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Certificates, and the Depositor is unable to locate a qualified successor; or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Clearing Agency.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, any city in which the Corporate Trust Office of the Trustee is located, or the States of Maryland or Minnesota, are authorized or obligated by law or executive order to be closed.

         CERTIFICATE: Any one of the certificates signed by the Trustee and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibit A.

         CERTIFICATE GROUP: Each of the Group 1 Certificates and the Group 2 Certificates.

         CERTIFICATE INTEREST RATE: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate described in the Preliminary Statement hereto.

         CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         CERTIFICATE PRINCIPAL AMOUNT: With respect to any Certificate, at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less (i) the amount of all principal distributions previously made with respect to such Certificate; (ii) all Realized Losses allocated to such Certificate; and (iii) in the case of a Subordinate Certificate, any Subordinate Certificate Writedown Amount allocated to such Certificates. Notwithstanding the foregoing, on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Amount of any Class of Certificates then outstanding for which any Realized Loss or any Subordinate Certificate Writedown Amount has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) the amount such Class of Certificates has been written down in respect of Realized Losses or Subordinate Certificate Writedown Amounts, to the extent not previously offset by increases in Certificate Principal Amount pursuant to this sentence and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced (x) by the amount of the increase in the Certificate Principal Amount of any more senior Class of Certificates pursuant to this sentence on such Distribution Date and (y) to reflect a proportionate amount of the increase in the Certificate Principal Amount of any pari passu Class of Certificates on such Distribution Date pursuant to this sentence). For purposes of Article V hereof, unless specifically provided to the contrary, Certificate Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such date.

         CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: The register maintained and the registrar appointed pursuant to Section 3.02.

         CERTIFICATEHOLDER:  The meaning provided in the definition of "Holder."

         CIVIL RELIEF ACT:  The Servicemembers Civil Relief Act as amended.

         CLASS: Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

         CLASS 1-A CERTIFICATES:  Any of the Class 1-A Certificates.

         CLASS 2-A CERTIFICATES: Any of the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 or Class 2-A-5 Certificates.

         CLASS R CERTIFICATES: The Class R-1 Certificate and Class R-2 Certificates executed by the Trustee, and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A.

         CLASS PRINCIPAL AMOUNT: With respect to each Class of Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination.

         CLASS SUBORDINATION PERCENTAGE: With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the sum of the Class Principal Amounts of all Classes of Certificates immediately prior to such Distribution Date.

         CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

         CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         CLOSING DATE:  April 29, 2005.

         CODE: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         COMPENSATING INTEREST PAYMENT: As to any Distribution Date, the lesser of (1) the Servicing Fee for such date and (2) any Prepayment Interest Shortfall for such date.

         COOPERATIVE CORPORATION: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

         COOPERATIVE LOAN: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

         COOPERATIVE PROPERTY: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

         COOPERATIVE SHARES:  Shares issued by a Cooperative Corporation.

         CORPORATE TRUST OFFICE: With respect to the presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
Corporate Trust Services - MLMI Series MLCC 2005-1 and for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Services - MLMI Series MLCC 2005-1, or such other address as the Trustee may designate from time to time by notice to the Certificateholders.

         CREDIT SUPPORT DEPLETION DATE: The first Distribution Date, if any, on which the aggregate Certificate Principal Amounts of the Subordinate Certificates have been reduced to zero.

         CURRENT INTEREST: With respect to each Class of Certificates on each Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount of such Class.

         CUSTODIAL ACCOUNT: The separate trust account or accounts created and maintained by the Servicer pursuant to the Fannie Mae Servicing Guide which shall be entitled "Wells Fargo Bank, N.A., in trust for the registered holders for Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1 Mortgage Pass-Through Certificates." The Custodial Account shall be an Eligible Account.

         CUT-OFF DATE:  April 1, 2005.

         CUT-OFF DATE BALANCE: With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the Aggregate Stated Principal Balance as of the Cut-off Date.

         DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         DEFECTIVE MORTGAGE LOAN:  The meaning specified in Section 2.04(a).

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

         DEFINITIVE CERTIFICATE: A Certificate of any Class issued in definitive, fully registered, certificated form.

         DELETED MORTGAGE LOAN:  As defined in Section 2.04(a).

         DELINQUENT: Any Mortgage Loan with respect to which the Scheduled Payment due on a Due Date is not received.

         DEPOSITOR: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, having its principal place of business at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, or its successors in interest.

         DETERMINATION DATE: With respect to each Distribution Date, the 15th day of the month in which such Distribution Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

         DISQUALIFIED ORGANIZATION: A "disqualified organization" as defined in
Section 860E(e)(5) of the Code.

         DISTRIBUTION ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.01 in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., in trust for registered holders of Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1, Mortgage Pass-Through Certificates." Funds in the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account) shall be held in trust for the Trustee and the Certificateholders for the uses and purposes set forth in this Agreement.

         DISTRIBUTION ACCOUNT DEPOSIT DATE: The 18th day of each calendar month after the initial issuance of the Certificates or, if such 18th day is not a Business Day, the immediately preceding Business Day, commencing in May 2005.

         DISTRIBUTION DATE: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in May 2005.

         DUE DATE: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the Mortgage Note, which is the first day of the calendar month.

         DUE PERIOD: As to any Distribution Date, the period beginning on the second day of the month preceding the month of such Distribution Date, and ending on the first day of the month of such Distribution Date.

         EDP: The electronic data processing system used by the Seller and the Servicer, which are licensees of ALLTEL Information Services, Inc.

         EFFECTIVE LOAN-TO-VALUE RATIO: A fraction, expressed as a percentage, the numerator of which is the original Stated Principal Balance of the Mortgage Loan, less the amount of Additional Collateral required to secure such Mortgage Loan at the time of origination, if any, and the denominator of which is the Appraised Value of the related Mortgage Property at such date, or in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the sales price of the Mortgaged Property if such sales price is less than such Appraised Value.

         ELIGIBLE ACCOUNT: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, any Paying Agent, or the Servicer.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Labor regulations issued pursuant thereto in temporary or final form.

         ERISA-QUALIFYING UNDERWRITING: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter's Exemption.

         ERISA-RESTRICTED CERTIFICATES: The Class B-1, Class B-2, Class B-3, Class R-1 or Class R-2 Certificates.

         ESCROW ACCOUNT: The separate trust account or accounts created and maintained by the Servicer pursuant to the Fannie Mae Servicing Guide which shall be entitled "Wells Fargo Bank, N.A., in trust for the registered holders for Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1 Mortgage Pass-Through Certificates." The Escrow Account shall be an Eligible Account.

         EVENT OF DEFAULT:  As defined in Section 6.14.

         FANNIE MAE: The entity formerly known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHA:  The Federal Housing Administration or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         FINAL CERTIFICATION: As referred to in Section 2.02(c), the form of which is set forth at Exhibit L.

         FITCH RATINGS:  Fitch, Inc., or any successor in interest.

         GNMA: The Government National Mortgage Association, or any successor thereto.

         GLOBAL SECURITIES: The global certificates representing the Book-Entry Certificates.

         GROUP 1:  All of the Group 1 Certificates.

         GROUP 1 CERTIFICATE:  Any Class 1-A Certificate.

         GROUP 2:  All of the Group 2 Certificates.

         GROUP 2 CERTIFICATE: Any Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 or Class 2-A-5 Certificate.

         HOLDER OR CERTIFICATEHOLDER: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee or the Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor and the Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor or the Servicer.

         HUD: The United States Department of Housing and Urban Development, or any successor thereto.

         INDEMNIFIED PARTIES:  As defined in Section 9.15.

         INDEPENDENT: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         INDEX: As to each Mortgage Loan, the index from time to time in effect for adjustment of the Mortgage Rate as set forth as such on the related Mortgage Note.

         INITIAL CERTIFICATION: As referred to in Section 2.02(a), the form of which is set forth at Exhibit K.

         INITIAL OPTIONAL PURCHASE DATE: The first Distribution Date following the date on which the Aggregate Stated Principal Balance is less than 10.00% of the Cut-off Date Balance.

         INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy, including all names and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

         INSURANCE PROCEEDS: Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses and the proceeds from any Limited Purpose Surety Bond.

         INSURED EXPENSES: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         INTEREST DISTRIBUTION AMOUNT: For each Class of Certificates, on any Distribution Date, the Current Interest for such Class, as reduced by such Class's share of Net Interest Shortfalls and Relief Act Reductions.

         INTEREST SHORTFALL: As to any Class of Certificates and any Distribution Date, (i) the amount by which the Interest Distribution Amount for such Class on such Distribution Date and all prior Distribution Dates exceeds
(ii) amounts distributed in respect thereof to such Class on prior Distribution Dates (as determined without reduction for amounts not paid to such Class as a result of the provisos set forth in Sections 5.02(a)(i) and 5.02(b) hereof).

         INTEREST TRANSFER AMOUNT: For any Distribution Date and for any Undercollateralized Group, an amount equal to one month's interest on the applicable Principal Transfer Amount at the related Mortgage Pool's Net WAC, plus any shortfall of interest on the Senior Certificates related to such Undercollateralized Group remaining unpaid from prior Distribution Dates.

         INTERVENING ASSIGNMENTS: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

         IRS: As defined in Section 4.02.

         LATEST POSSIBLE MATURITY DATE:  The Distribution Date in May 2035.

         LIMITED PURPOSE SURETY BOND: Any Limited Purpose Surety Bond listed in Exhibit F.

         LIQUIDATED MORTGAGE LOAN: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

         LIQUIDATION PROCEEDS: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property.

         LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its Appraised Value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the Appraised Value of the Mortgaged Property at the time of such refinance.

         LOSS: With respect to any indemnification arising under Section 9.15 of this Agreement, any and all losses, claims, damages, penalties, liabilities, obligations, judgments, settlements, awards, demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, expenses and attorneys' fees of an Indemnified Party (including but not limited to, (a) any reasonable costs, expenses and attorneys' fees incurred by such Indemnified Party in enforcing such right of indemnification against any indemnifying party or with respect to any appeal, and (b) interest on any amount for which an Indemnified Party is entitled to be indemnified from the date such Indemnified Party notifies the Servicer of the expenditure or such amounts until such amounts are paid by the Servicer; provided, however, that in no event shall a "Loss" include a claim for consequential damages, indirect damages or lost profits except when the Loss results from the gross negligence, fraud or willful misconduct of the Servicer.

         MATERIAL DEFECT:  As defined in Section 2.02(b).

         MAXIMUM RATE: As to any Mortgage Loan, the maximum rate set forth on the related Mortgage Note at which interest can accrue on such Mortgage Loan.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware or any successor thereto.

         MERS MORTGAGE LOAN: Any Mortgage Loan registered with MERS on the MERS System.

         MERS SYSTEM: The system of recording transfers of mortgages electronically maintained by MERS.

         MOODY'S: Moody's Investors Service, Inc., or any successor in interest.

         MONTHLY ADVANCE: With respect to a Mortgage Loan, the payments required to be made by the Trustee solely in its capacity as successor servicer or by the Servicer with respect to any Distribution Date pursuant to this Agreement, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the applicable Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payment that either the Trustee or the Servicer has determined would constitute Nonrecoverable Advances if advanced.

         MONTHLY STATEMENT: The statement delivered to the Certificateholders pursuant to Section 4.02.

         MORTGAGE: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

         MORTGAGE DOCUMENTS: With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Trustee pursuant to this Agreement.

         MORTGAGE LOAN: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 (including any Replacement Mortgage Loan and REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement, dated as of April 1, 2005, between the Seller and the Depositor with respect to the sale and purchase of the Mortgage Loans.

         MORTGAGE LOAN SCHEDULE: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended by the Depositor or the Servicer from time to time to reflect the addition of Replacement Mortgage Loans to, or the deletion of Deleted Mortgage Loans from, the Trust Fund. Such schedule shall, among other things (1) identify the designated Mortgage Pool in which such Mortgage Loan is included, (2) separately identify Six-Month LIBOR Loans, One-Year U.S. Treasury Loans and Additional Collateral Mortgage Loans and (3) set forth the following information with respect to each Mortgage Loan:

         (i) the loan number;

         (ii) the Mortgagor's name;

         (iii) the street address of the Mortgaged Property, including city, state and zip code, if available;

         (iv) the Mortgage Interest Rate at origination and, in the case of an adjustable rate Mortgage Loan, the Mortgage Interest Rate in effect as of the related Cut-off Date, which rate may vary from that reflected in the Mortgage and Note;

         (v) for each adjustable rate Mortgage Loan, the first Interest Rate Adjustment Date;

         (vi) for each adjustable rate Mortgage Loan, the Margin;

         (vii) for each adjustable rate Mortgage Loan, the Lifetime Rate Cap, if applicable;

         (viii) for each adjustable rate Mortgage Loan, the Periodic Rate Cap, if applicable;

         (ix) the original term to maturity and remaining term to maturity;

         (x) the original principal balance;

         (xi) the first payment due date;

         (xii) the maturity date;

         (xiii) the monthly payment in effect as of the related Cut-off Date;

         (xiv) the principal balance as of the related Cut-off Date;

         (xv) as to any First Mortgage Loan the Loan-to-Value Ratio at origination;

         (xvi) a code indicating whether the Mortgaged Property is occupied by the Mortgagor;

         (xvii) a code indicating the type of Residential Dwelling;

         (xviii) a code indicating the purpose of the Mortgage Loan;

         (xix) a code indicating the Mortgage Loan documentation type (i.e. limited documentation, full documentation, easy documentation, etc.); and

         (xx) for each adjustable rate Mortgage Loan, a code indicating the type of Index.

         MORTGAGE NOTE: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

         MORTGAGE POOLS:  Any of Pool 1 and Pool 2.

         MORTGAGE RATE: As to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Notes.

         MORTGAGED PROPERTY: The underlying property, including any Additional Collateral, securing a Mortgage Loan which, with respect to a Cooperative Loan, is the related Cooperative Shares and property lease.

         MORTGAGOR:  The obligor on a Mortgage Note.

         NET INTEREST SHORTFALLS: With respect to any Distribution Date, any Net Prepayment Interest Shortfalls for that Distribution Date and the amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to (i) a Relief Act Reduction or (ii) the interest portion of any Debt Service Reduction or Deficient Valuation, after exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those type of losses.

         NET LIQUIDATION PROCEEDS: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Monthly Advances, related Servicing Fees and any other accrued and unpaid fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

         NET MORTGAGE RATE: With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the Servicing Fee Rate for such Mortgage Loan.

         NET PREPAYMENT INTEREST SHORTFALL: With respect to any Mortgage Loan and any Distribution Date, the amount by which any Prepayment Interest Shortfall for the related Due Period exceeds the amount payable by the Servicer in respect of such shortfall.
         NET WAC: As to any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their outstanding Stated Principal Balances at such time. When the term "Net WAC" is used herein with reference to only the Six-Month LIBOR Loans and One-Year U.S. Treasury Loans, such weighted average shall be computed with reference solely to the Mortgage Loans in the relevant group.

         NON-BOOK-ENTRY CERTIFICATE: Any Certificate other than a Book-Entry Certificate.

         NON-PERMITTED FOREIGN HOLDER:  As defined in Section 3.03(f).

         NONRECOVERABLE ADVANCE: Any portion of a Monthly Advance previously made or proposed to be made by the Servicer (as certified in an Officer's Certificate of the Servicer) or by the Trustee pursuant to Section 5.04, which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

         NON-U.S. PERSON: Any person other than a "United States person" within the meaning of Section 7701(a)(30) of the Code.

         OFFERED CERTIFICATE: Any Senior Certificate or Offered Subordinate Certificate.

         OFFERED SUBORDINATE CERTIFICATES: The Class M-l, Class M-2 and Class M-3 Certificates.

         OFFERING DOCUMENT:  The Prospectus.

         OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) of the Depositor or the Trustee, as the case may be, and delivered to the Depositor or the Trustee, as the case may be, as required by this Agreement.

         OFFICER'S CERTIFICATE OF THE SERVICER: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, or (ii) if provided for herein, signed by a Servicing Officer, as the case may be, and delivered to the Trustee or the Depositor, as the case may be.

         ONE-YEAR U.S. TREASURY LOAN: Each Mortgage Loan bearing a Mortgage Rate that adjusts in accordance with the U.S. Treasury for one-year U.S. dollar deposits.

         OPINION OF COUNSEL: A written opinion of counsel, who may be an employee of the Depositor or the Servicer, that is reasonably acceptable to each addressee of such opinion; provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to each addressee of such opinion, who (i) is in fact independent of the Servicer and the Depositor, (ii) does not have any material direct or indirect financial interest in the Servicer or the Depositor or in an affiliate of either and (iii) is not connected with the Servicer or the Depositor as an officer, employee, director or person performing similar functions.

         OPTIONAL TERMINATION PRICE: An amount equal to the sum of (i) 100% of the Stated Principal Balance of the Mortgage Loans (other than any Mortgage Loan that has become an REO Property) plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the Optional Termination Price is to be distributed to the Certificateholders and the fair market value of any REO Property plus accrued interest thereon; (ii) any unreimbursed costs and damages incurred by the Trust Fund (or the Trustee on behalf of the Trust Fund) in connection with the violation of any anti-predatory or anti-abusive lending laws; and (iii) the payment of all amounts (including, without limitation, all previously unreimbursed Monthly Advances and accrued and unpaid Servicing Fees) payable or reimbursable to the Servicer or Trustee.

         ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE: With respect to each Class of Subordinate Certificates, the corresponding percentage set forth opposite its Class designation: Class M-1 - 3.10%; Class M-2 - 2.05%; Class M-3
- 1.25%; Class B-1 - 0.70%; Class B-2 - 0.40%; and Class B-3 - 0.35%.

         ORIGINAL SUBORDINATE CLASS PRINCIPAL AMOUNT: The aggregate Class Principal Amounts of the Subordinate Certificates as of the Closing Date.

         ORIGINATOR:  Merrill Lynch Credit Corporation.

         OVERCOLLATERALIZED GROUP: On any Distribution Date, any Certificate Group which is not an Undercollateralized Group.

         PAYING AGENT: Any paying agent appointed by the Trustee pursuant to
Section 3.08.

         PERCENTAGE INTEREST: With respect to any Certificate (other than a Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the initial Certificate Principal Amount represented by such Certificate and the denominator of which is the initial Class Principal Amount of the related Class. With respect to any Class of Class R Certificates, the portion of such Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

         PERMITTED INVESTMENTS: At any time, any one or more of the following obligations and securities:

                           (i) obligations of the United States or any agency
                  thereof, provided that such obligations are backed by the full faith and credit of the United States;

                           (ii) general obligations of or obligations guaranteed
                  by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                           (iii) commercial or finance company paper which is
                  then receiving the highest commercial or finance company paper rating of each Rating Agency rating such paper, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                           (iv) certificates of deposit, demand or time
                  deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not the applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                           (v) guaranteed reinvestment agreements issued by any
                  bank, insurance company or other corporation acceptable to the Rating Agencies at the time of the issuance of such agreements, as evidenced by a signed writing delivered by each Rating Agency;

                           (vi) repurchase obligations with respect to any
                  security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

                           (vii) securities (other than stripped bonds, stripped
                  coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such series), or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                           (viii) interests in any money market fund which at
                  the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency rating such fund or such lower rating as shall not result in a change in the rating then assigned to the Certificates by each Rating Agency including funds for which the Trustee or any of its Affiliates is investment manager or adviser;

                           (ix) short-term investment funds sponsored by any
                  trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as shall not result in a change in the rating then specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies; and

                           (x) such other investments having a specified stated
                  maturity and bearing interest or sold at a discount acceptable to the Rating Agencies as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies;

         provided, that no such instrument shall be a Permitted Investment if
(i) such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) such instrument would require the Depositor to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) such instrument would not be a "permitted investment" within the meaning of such term as provided for in
Section 860G(a)(5) of the Code and the Treasury Regulations thereunder.

         PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PHH: PHH means PHH Mortgage Corporation and its successors and assigns.

         POOL NET WAC: The Pool 1 Net WAC or Pool 2 Net WAC, as the context may require.

         POOL 1: The aggregate of Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

         POOL 1 MORTGAGE LOANS:  Any Mortgage Loan in Pool 1.

         POOL 1 NET WAC: With respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Pool 1 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances at such time.

         POOL 1 SUBORDINATE AMOUNT: For any Distribution Date, the excess of (a) the Aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs over (b) the Class Principal Amount of the Class 1-A Certificates immediately before such Distribution Date.

         POOL 2: The aggregate of Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

         POOL 2 MORTGAGE LOANS:  Any Mortgage Loan in Pool 2.

         POOL 2 NET WAC: With respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Pool 2 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances at such time.

         POOL 2 SUBORDINATE AMOUNT: For any Distribution Date, the excess of (a) the Aggregate Stated Principal Balance of the Pool 2 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs over (b) the Class Principal Amounts of the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates immediately before such Distribution Date.

         POOL PERCENTAGE: With respect to each Mortgage Pool and any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Aggregate Stated Principal Balance of such Mortgage Pool and the denominator of which is the Aggregate Stated Principal Balance as of such Due Date.

         POOL SUBORDINATE AMOUNT: Any of the Pool 1 Subordinate Amount or the Pool 2 Subordinate Amount.

         PREPAYMENT INTEREST SHORTFALL: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month's interest at the applicable Mortgage Rate on the outstanding principal balance of such Mortgage Loan immediately prior to such Principal Prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

         PREPAYMENT PERIOD: With respect to each Distribution Date, the calendar month immediately preceding the month in which the Distribution Date occurs.

         PRIMARY MORTGAGE INSURANCE POLICY: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.
         PRINCIPAL PREPAYMENT: Any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or this Agreement.

         PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment of the entire principal balance of the Mortgage Loans.

         PRINCIPAL TRANSFER AMOUNT: For any Distribution Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Principal Amount of such Undercollateralized Group immediately prior to such Distribution Date over the Aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool immediately prior to such Distribution Date.

         PROCEEDING: Any suit in equity, action at law or other judicial or administrative proceeding.

         PROPRIETARY LEASE: With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

         PRO RATA SENIOR PERCENTAGE: With respect to each Distribution Date and each Mortgage Pool, the percentage equivalent of a fraction the numerator of which is the aggregate Class Principal Amount of the senior class or classes of the related Certificate Group immediately prior to such Distribution Date and the denominator of which is the Aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool for such Distribution Date.

         PROSPECTUS: The prospectus supplement, dated April 27, 2005, together with the accompanying prospectus dated June 18, 2004, relating to the initial sale of the Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class M-1, Class M-2 and Class M-3 Certificates.

         PURCHASE DATE: Any Distribution Date on which Certificates may be repurchased pursuant to Section 7.01(c).

         PURCHASE PRICE: With respect to any Mortgage Loan required or permitted to be purchased by the Depositor pursuant to this Agreement, by the Servicer pursuant to this Agreement, or by the Seller pursuant to the Mortgage Loan Purchase Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and
(iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

         RAPID PREPAYMENT CONDITIONS: As to any Distribution Date either of the following conditions: if (1) the Aggregate Subordinate Percentage on such date is less than 200% of the Aggregate Subordinate Percentage on the Closing Date or
(2) the outstanding Stated Principal Balance of the Mortgage Loans in any Mortgage Pool delinquent 60 days or months, as a percentage of such Mortgage Pool's Pool Subordinate Amount, is greater than or equal to 50%.

         RATING AGENCY:  Each of Moody's and Fitch Ratings.

         REALIZED LOSS: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds and the proceeds of any Additional Collateral, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         RECORD DATE: With respect to each Distribution Date and each class of Offered Certificates, the close of business on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         REFINANCING MORTGAGE LOAN: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

         RELATED CERTIFICATE GROUP: The Certificate Group related to a particular Mortgage Pool as indicated by the same numerical designation (i.e., Group 1 Certificates are related to Pool 1 and Group 2 Certificates are related to Pool 2).

         RELIEF ACT REDUCTIONS: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC 1: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) each Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut off Date, if any, received by the Servicer which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (exclusive of any prepayment fees and late payment charges received on the Mortgage Loans), together with all documents included in the related Trustee Mortgage File, subject to Section 2.02; (ii) any REO Property; (iii) the primary hazard insurance policies, if any, the Primary Mortgage Insurance Policies, if any, and all other insurance policies with respect to the Mortgage Loans; and (iv) the Depositor's interest in respect of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement.

         REMIC 1 PASS-THROUGH RATE: With respect to REMIC 1 Regular Interests 1-A, 2-A and ZZZ, the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. With respect to REMIC 1 Regular Interest 1-B, the weighted average of the Net Mortgage Rates of the Pool 1 Mortgage Loans, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. With respect to REMIC 1 Regular Interest 2-B, the weighted average of the Net Mortgage Rates of the Pool 2 Mortgage Loans, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date

         REMIC 1 REGULAR INTERESTS: Each uncertificated partial undivided beneficial ownership interest in REMIC 1 as designated in the Preliminary Statement having a principal balance equal to its Uncertificated Principal Balance, and which bears interest at a rate equal to its REMIC 1 Pass Through Rate.

         REMIC 1 SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each of the REMIC 1 Regular Interests ending with the designation "A," equal to the ratio among:

         (1) the excess of (x) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans over (y) the Class Principal Amount of the Class 1-A Certificates; and

         (2) the excess of (x) the aggregate Stated Principal Balance of the Pool 2 Mortgage Loans over (y) the Class Principal Amount of the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates;

         REMIC 2: The segregated pool of assets consisting of the REMIC 1 Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-2 Certificates, with respect to which a separate REMIC election is to be made.

         REMIC 2 CERTIFICATES: Any of the Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-2 Certificates.

         REMIC PROVISIONS: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         REMIC 1:  As described in the Preliminary Statement.

         REMIC 2:  As described in the Preliminary Statement.

         REO DISPOSITION: The final sale by the Servicer of an REO Property.

         REO PROPERTY: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

         REPLACEMENT MORTGAGE LOAN: A mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release substantially in the form attached to this Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Maximum Rate not less than (and not more than two percentage points greater than) the Maximum Rate of the Deleted Mortgage Loan;
(iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans equal to 1% or more of the balance of the related Mortgage Pool as of the Cut-off Date have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan; (iv) have an Effective Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan;
(v) have Adjustment Dates that are no more or less frequent than the Deleted Mortgage Loan; (vi) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (vii) not permit conversion of the related Mortgage Rate to a permanent fixed Mortgage Rate; (viii) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; (ix) have the same or better FICO credit score; (x) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial adjustment date of the Deleted Mortgage Loan, (xi) comply with each representation and warranty set forth in Schedule B of this Agreement; and (xii) shall be accompanied by an Opinion of Counsel that such Replacement Mortgage Loan would not adversely affect the REMIC status of the Trust Estate or would not otherwise be prohibited by this Indenture.

         REQUEST FOR RELEASE: A request for release, substantially in the form of Exhibit N attached hereto, properly completed and signed by a Servicing Officer (or, if delivered on behalf of the Seller or Depositor, an Authorized Officer thereof).

         RESIDUAL CERTIFICATES: The Class R-1 Certificates and the Class R-2 Certificates.

         RESPA: The Real Estate Settlement Procedures Act, 12 U.S.C ss. 2601 et seq., and Regulation X, 24 C.F.R. ss. 3500.21, thereunder, as the foregoing may be amended from time to time.

         RESPONSIBLE OFFICER: With respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         RESTRICTED CERTIFICATE: Any Class B-1, Class B-2 or Class B-3 Certificate.

         RESTRICTED GLOBAL SECURITY:  As defined in Section 3.01(c).

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

         SAIF: The Saving's Association Insurance Fund, or any successor thereto.

         SCHEDULE OF EXCEPTIONS: As defined in Section 2.02(a) of this
Agreement.

         SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in this Agreement, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

         SECTION 302 REQUIREMENTS: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

         SELLER:  Merrill Lynch Mortgage Lending, Inc., a Delaware corporation.

         SENIOR CERTIFICATE: Any one of the Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 or Class 2-A-5 Certificates.

         SENIOR PERCENTAGE: With respect to each Mortgage Pool for any Distribution Date, the related Pro Rata Senior Percentage. With respect to any Distribution Date after the related Senior Termination Date, the related Senior Percentage will be 0%.

         SENIOR PREPAYMENT PERCENTAGE: With respect to any Distribution Date, during the ten years beginning on the first Distribution Date, 100%. Except as provided herein, the related Senior Prepayment Percentage for each Mortgage Pool and any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date shall be as follows: (i) from May 2010 through April 2011, the Senior Percentage plus 70% of the Subordinate Percentage for that Distribution Date; (ii) from May 2011 through April 2012, the Senior Percentage plus 60% of the Subordinate Percentage for that Distribution Date; (iii) from May 2012 through April 2013, the Senior Percentage plus 40% of the Subordinate Percentage for that Distribution Date; (iv) from May 2013 through April 2014, the related Senior Percentage plus 20% of the Subordinate Percentage for that Distribution Date; and (v) from and after May 2014, the Senior Percentage for that Distribution Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage for a Mortgage Pool unless both Step Down Conditions are satisfied; and provided, further, that if on any such Distribution Date the Pro Rata Senior Percentage exceeds the initial Pro Rata Senior Percentage, the Senior Prepayment Percentage for a Mortgage Pool for that Distribution Date shall again equal 100%.

         Notwithstanding the above, if on any Distribution Date the Two Times Test is satisfied, the Senior Prepayment Percentage for a Mortgage Pool shall equal the related Senior Percentage for such Distribution Date. In addition, if on any Distribution Date the allocation to the Senior Certificates of the related Certificate Group then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates to below zero, the Senior Prepayment Percentage for a Mortgage Pool for such Distribution Date shall be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

         SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Certificate Group and Distribution Date, the sum of:

                  (i)      the product of (a) the related Senior Percentage and
                           (b) the principal portion of each Scheduled Payment (without giving effect to any Deficient Valuations or Debt Service Reductions) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

                  (ii) the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period; and (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the Seller or any other person pursuant to the Mortgage Loan Purchase Agreement due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to the related Prepayment Period;

                  (iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was fully liquidated during the related Prepayment Period, the lesser of (a) the product of (1) the Senior Percentage for that date and (2) the remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation and
                           (b) the product of (1) the Senior Prepayment
                           Percentage for that date and (2) the Net Liquidation Proceeds allocable to principal; and

                  (iv) any amounts described in clauses (i) through (iii) above that remain unpaid with respect to such Certificate Group from prior Distribution Dates.

         SENIOR TERMINATION DATE: For each Certificate Group, the Distribution Date when the aggregate Class Principal Amount of the Senior Certificates related to a Mortgage Pool has been reduced to zero.

         SERVICER:  PHH and its successors and assigns.

         SERVICING FEE: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) the outstanding principal balance of such Mortgage Loan as of the first day of the related Due Period and (b) one-twelfth of the Servicing Fee Rate.

         SERVICING FEE RATE: With respect to each Mortgage Loan and any Distribution Date, 0.25% per annum.

         SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date and attached hereto as Exhibit M, as such list may from time to time be amended.

         SERVICING TRANSFER COSTS:  As defined in Section 6.14(b).

         SIX-MONTH LIBOR LOAN: Each Mortgage Loan bearing a Mortgage Rate that adjusts in accordance with LIBOR for six-month U.S. dollar deposits.

         STARTUP DAY: The day designated as such pursuant to Section 10.01(b) hereof.

         STATED PRINCIPAL BALANCE: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

         STEP-DOWN TEST: As of the first Distribution Date as to which any decrease in any Senior Prepayment Percentage applies, (i) the outstanding Stated Principal Balance of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy, foreclosure and REO Property), averaged over the preceding six month period, as a percentage of the aggregate Class Principal Amounts on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) with respect to each Distribution Date occurring in the period from May 2010 to April 2011, 30% of the Original Subordinate Class Principal Amount,
(b) with respect to each Distribution Date occurring in the period from May 2011 through April 2012, 35% of the Original Subordinate Class Principal Amount, (c) with respect to each Distribution Date occurring in the period from May 2012 through April 2013, 40% of the Original Subordinate Class Principal Amount, (d) with respect to each Distribution Date occurring in the period from May 2013 through April 2014, 45% of the Original Subordinate Class Principal Amount and
(e) with respect to each Distribution Date occurring in May 2014 and thereafter, 50% of the Original Subordinate Class Principal Amount.

         SUBORDINATE CERTIFICATE: Any of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

         SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: The amount equal to the excess of the total Certificate Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation or Realized Losses on that date) over the total Stated Principal Balance of the Mortgage Loans for the related Distribution Date by which the Class Principal Amount of the lowest ranking class of Subordinate Certificates then outstanding will be reduced.

         SUBORDINATE CLASS PERCENTAGE: As to any Distribution Date and any Class of Subordinate Certificates, the percentage obtained by dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all classes of Subordinate Certificates immediately prior to such date.

         SUBORDINATE NET WAC: For any Distribution Date, the weighted average of the Pool 1 Net WAC and the Pool 2 Net WAC, in each case weighted on the basis of the relative Pool Subordinate Amounts for Pool 1 and Pool 2, respectively, for such Distribution Date.

         SUBORDINATE PERCENTAGE: With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage Pool on such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to a Mortgage Pool, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will be equal to the difference between 100% and the Senior Percentage related to the Mortgage Loans in the aggregate for such Distribution Date.

         SUBORDINATE PREPAYMENT PERCENTAGE: With respect to any Distribution Date and for any Mortgage Pool, the difference between 100% and the related Senior Prepayment Percentage for such Mortgage Pool for that Distribution Date; provided; however, that on any Distribution Date after a Senior Termination Date has occurred with respect to a Mortgage Pool, the Subordinate Prepayment Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will be equal to the difference between 100% and the Senior Prepayment Percentage related to the Mortgage Loans in the aggregate for such Distribution Date.

         SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date and each Mortgage Pool, an amount equal to the sum of:

                  (i) the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment (without giving effect to any Deficient Valuations or Debt Service Reductions) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

                  (ii) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (1) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (2) each other unscheduled collection, including Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in the related Mortgage Pool received during the related Prepayment Period and (3) the principal portion of the purchase price of each Mortgage Loan in the related Mortgage Pool that was purchased by the Seller or any other person pursuant to the Mortgage Loan Purchase Agreement due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to such Distribution Date;

                  (iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related Net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (iii) of the definition of Senior Principal Distribution Amount; and

                  (iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid;

         minus the sum of:

                  (A) if the aggregate Class Principal Amount of any Certificate Group has been reduced to zero, principal paid from the Available Distribution Amount from the related Mortgage Pool to the remaining Certificate Group; and

                  (B) the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the Senior Certificates related to an Undercollateralized Group.

         SUBSEQUENT RECOVERY: The amount, if any, recovered by the Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.

         SUBSTITUTION AMOUNT: As defined in the second paragraph of Section 2.04(b).

         TAX MATTERS PERSON: The "tax matters person" as specified in the REMIC Provisions hereof which shall initially be the Holder of each Class of Residual Certificates for the related REMIC.

         TELERATE PAGE 3750: The display currently so designated as "Page 3750" on the Bridge Telerate Service (or such other page selected by the Trustee as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

         TRUST FUND: The corpus of the trust created pursuant to this Agreement, consisting of (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor's right, title and interest in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Custodial Accounts or any Escrow Accounts established with respect to the Mortgage Loans;
(iii) all of the Depositor's rights under the Mortgage Loan Purchase Agreement;
(iv) all of the Depositor's right, title or interest in REO Property and the proceeds thereof; (v) all of the Depositor's rights under any Insurance Policies relating to the Mortgage Loans; (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards; and (vii) the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral relating to the Additional Collateral Mortgage Loans, including, but not limited to, any pledge, control and guaranty agreements and the Limited Purpose Surety Bond and any proceeds of the foregoing.

         TRUSTEE: Wells Fargo Bank, N.A. and any Person succeeding the Trustee hereunder, or if any separate trustee or any co-trustee shall be appointed as herein provided, then such separate trustee and such co-trustee, as the case may be.

         TRUSTEE MORTGAGE FILES: With respect to each Mortgage Loan, the Mortgage Documents to be retained in the custody and possession of the Trustee.

         TWO TIMES TEST: As to any Distribution Date, (i) the related Subordinate Percentage is at least two times the related Subordinate Percentage as of the Closing Date; (ii) the outstanding Stated Principal Balance of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy, foreclosure and REO Property), averaged over the preceding six month period, as a percentage of the aggregate Class Principal Amounts on such Distribution Date (without giving effect to any payments on such Distribution
Date) of the Subordinate Certificates, does not equal or exceed 50%; and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 20% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date.

         UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

         UNDERCOLLATERALIZED GROUP: With respect to any Distribution Date, and any Certificate Group, the aggregate Class Principal Amount of such Certificate Group is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool immediately prior to such Distribution Date.

         UNDERWRITER:  Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         UNDERWRITER'S EXEMPTION: Prohibited Transaction Exemption ("PTE") 90-29 (Exemption Application No. D-8019, 55 Fed. Reg. 21459 (1990)) as amended, or any substantially similar administrative exemption granted by the U.S. Department of Labor to an Underwriter.

         UNDERWRITING AGREEMENT: The underwriting agreement, dated October 28, 2003 and the related terms agreement, dated April 27, 2005, each between the Depositor and the Underwriter, referred to collectively.

         UNDERWRITING STANDARDS: As to each Mortgage Loan, the Originator's written underwriting guidelines in effect as of the origination date of such Mortgage Loan.

         UNIFORM COMMERCIAL CODE: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

         UNCERTIFICATED PRINCIPAL BALANCE: With respect to each REMIC 1 Regular Interest on any date of determination, the amount set forth in the Preliminary Statement hereto minus the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 5.05 and (y) the aggregate of all reductions in Class Principal Amount deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such REMIC 1 Regular Interest pursuant to
Section 5.05.

         UNCERTIFICATED REMIC ACCRUED INTEREST: With respect to each Distribution Date, as to any REMIC 1 Regular Interest, interest accrued during the related Accrual Period at the related REMIC 1 Pass Through Rate on the Uncertificated Principal Balance thereof immediately prior to such Distribution Date. Uncertificated REMIC Accrued Interest will be calculated on the basis of a 360 day year, consisting of twelve 30 day months. In each case Uncertificated REMIC Accrued Interest on any REMIC 1 Regular Interest will be reduced by the amount of: (i) Prepayment Interest Shortfalls on all Mortgage Loans (to the extent not offset by the Servicer with a Compensating Interest Payment), (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses not allocated solely to one or more specific Classes of Certificates pursuant to
Section 6.02, (iii) the interest portion of Monthly Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the liquidation or other disposition of such Mortgage Loan or REO Property by the Servicer or the Servicer that were made with respect to delinquencies that were ultimately determined to be Excess Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and the Class B Certificates with all such reductions allocated among all of the REMIC 1 Regular Interests in proportion to their respective amounts of Uncertificated REMIC Accrued Interest payable on such Distribution Date which would have resulted absent such reductions.

         USAP REPORT: A report in compliance with the Uniform Single Attestation Program for Mortgage Bankers delivered in accordance with Section 9.13.

         VOTING INTERESTS: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The voting rights allocated among Holders of such Certificates outstanding shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Amounts of all the Certificates of such Class then outstanding and the denominator of which is the Aggregate Stated Principal Balance of all the Certificates then outstanding (other than the Class R Certificates). 99.00% of all voting rights will be allocated among all holders of the Certificates (other than the Class R Certificates) in proportion to their then outstanding Certificate Principal Amount, 0.5% and 0.5% of all voting rights will be allocated among the holders of the Class R-1 Certificates and Class R-2 Certificates, respectively, in proportion to the Percentage Interests evidenced by their respective Certificates; provided, however, that any Certificate registered in the name of the Servicer, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of voting rights.

         Section 1.02. CALCULATIONS RESPECTING MORTGAGE LOANS.

         Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as provided by the Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer.

                                  ARTICLE II.

                              DECLARATION OF TRUST;
                            ISSUANCE OF CERTIFICATES

         Section 2.01. CREATION AND DECLARATION OF TRUST FUND; CONVEYANCE OF MORTGAGE LOANS.

                  (a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby establish the Trust Fund and transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.04, in trust, all the right, title and interest of the Depositor in and to the Trust Fund. Such conveyance includes, without limitation, (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor's right, title and interest in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans;
(iii) all of the Depositor's rights under the Mortgage Loan Purchase Agreement;
(iv) all of the Depositor's right, title or interest in REO Property and the proceeds thereof; (v) all of the Depositor's rights under any Insurance Policies relating to the Mortgage Loans; (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards; and (vii) the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral relating to the Additional Collateral Mortgage Loans, including, but not limited to, any pledge, control and guaranty agreements and the Limited Purpose Surety Bond and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund. Notwithstanding anything to the contrary in this Agreement, the Trust Fund shall not obtain title to or beneficial ownership of any Additional Collateral as a result of or in lieu of the disposition thereof or otherwise.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests. The Trustee acknowledges receipt of the assets of REMIC 1 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests and the other assets of REMIC 2 for the benefit of the holders of the REMIC 2 Certificates. The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and the other assets of REMIC 2 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Certificates. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

         It is agreed and understood by the parties hereto that it is not intended that any Mortgage Loan be included in the Trust Fund that is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act, effective November 27, 2003, the New Mexico Home Loan Protection Act, effective January 1, 2004, the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004, and a "High-cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

         In connection with such transfer and assignment of the Mortgage Loans, the Depositor shall deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (each a "Trustee Mortgage File"):

         (1) The original Mortgage Note endorsed, "Pay to the order of ___________, without recourse" and signed in the name of the name of last endorsee, by an authorized officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger or other type of acquisition, the endorsement must be by "[name of last endorsee], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[name of last endorsee], successor in interest to [previous name]." The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the last endorsee. A lost note affidavit (including a copy of the original Mortgage Note) may be delivered in lieu of the original Mortgage Note.

         (2) The original recorded Mortgage, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage certified by the previous owner to be a true copy of the original of the Mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

         (3) The original Assignment of Mortgage, executed in blank by either MLML or its Servicer. If the Mortgage Loan was acquired by the last endorsee in a merger or other type of acquisition, the assignment must be by "[name of last assignee], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the assignment must be by "[name of last assignee], successor in interest to [previous name]."

         (4) The original policy of title insurance (or a preliminary title report if the original title insurance policy has not been received from the title insurance company).

         (5) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the Seller to be a true copy of the original of the assignment which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

         (6) With respect to a Mortgage Loan that, according to the Mortgage Loan Schedule is covered by a primary mortgage insurance policy, the original or a copy of primary mortgage insurance certificate, if any.

         (7) If indicated on the Mortgage Loan Schedule, originals of all assumption and modification agreements, if any, with originals or copies of the underlying instruments being modified.

         (8) With respect to each Additional Collateral Mortgage Loan,

                  a. Copy of the related Mortgage 100 Pledge Agreement for Securities Account or the Parent Power Guaranty and Security Agreement for Securities Account or the Parent Power Guaranty Agreement for Real Estate, as the case may be;

                  b. copy of the UCC-1 (applicable for South Carolina and Rhode Island only);

                  c. an original form UCC-3, if applicable;

                  d. For loans originated by a correspondent lender, an original assignment of security interest of the related Mortgage 100 Pledge Agreement or Parent Power Agreement, as the case may be.

         (9) With respect to each Cooperative Loan:

                  a. the original proprietary lease;

                  b. the original recognition agreement;

                  c. the original security agreement;

                  d. the original or copy of the assignment of proprietary lease;

                  e. the original cooperative stock certificate and stock power executed by borrower in blank; f. the original UCC-1 Financing Statements; and

                  g. the original UCC-3 Financing Statements.

         (10) Power of Attorney, if applicable.

                  (b) The Depositor shall cause the Mortgage Notes with respect to each Mortgage Loan to be completed either (A) in blank, without recourse, or
(B) endorsed to "Wells Fargo Bank, N.A., as Trustee of the Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1, Mortgage Pass-Through Certificates, without recourse" and the Depositor shall cause Assignments of Mortgage with respect to each Mortgage Loan other than a Cooperative Mortgage Loan to be completed either (A) in blank or (B) to "Wells Fargo Bank, N.A., as Trustee of the Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1, Mortgage Pass-Through Certificates," within 30 days of the Closing Date for purpose of their recording; provided, however, that such Assignments of Mortgage need not be recorded unless required in writing by the Rating Agencies; provided, further, that with respect to each MERS Mortgage Loan where MERS is not the Mortgagee of record, the original Assignment of Mortgage showing MERS as the assignee of the Mortgage, with the evidence of recording thereon or copies thereof certified by an officer of the Depositor to have been submitted for recordation, shall be delivered to the Trustee.

         If any Mortgage has been recorded in the name of MERS or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfer of beneficial ownership of mortgages maintained by MERS.

                  (c) In instances where a title insurance policy is required to be delivered to the Trustee and is not so delivered, the Depositor will provide a copy of such title insurance policy to the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 270 days of the Closing Date.

                  (d) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above Trustee Mortgage File, shall deliver to the Trustee an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee shall be held by the Servicer in trust for the benefit of the Trustee and the Certificateholders.

         Section 2.02. ACCEPTANCE OF TRUST FUND BY TRUSTEE; REVIEW OF DOCUMENTATION FOR TRUST FUND.

                  (a) The Trustee, by execution and delivery hereof, acknowledges receipt by it of the Trustee Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof as provided herein. Upon receipt by the Trustee of each Trustee Mortgage File, the Trustee shall review each Trustee Mortgage File in accordance with the following review procedures and verify that: (a) all documents described in Sections 2.01(a)(1), (2), (3), (4) and (5) hereof and to the extent provided in the Trustee Mortgage Files all documents described in Sections 2.01(a)(6), (7),
(8), (9) and (10) hereof, if applicable, are in its possession, (b) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (c) based on its examination and only as to the foregoing documents, the information set forth in terms (i), (ii), (iii) excluding the zip code requirement, (iv), (vi), (vii), (viii) and (x) of the definition of "Mortgage Loan Schedule" respecting such Mortgage Loan is correct, and which as to items (iv) (vi), (viii) and (x) for adjustable rate Mortgage Loan Documents and (d) each Mortgage Note has been endorsed and each Assignment of Mortgage has been executed as provided in Section 2.01 hereof. .

         In making such verifications, the Trustee may rely conclusively on the Mortgage Loan Schedule and the documents constituting the Trustee Mortgage File, and the Trustee shall have no obligation to independently verify the validity, enforceability, recordability, sufficiency, due authorization or genuineness of any document in any Trustee Mortgage File or any Mortgage Loan hereunder, nor the collectibility, insurability, effectiveness or suitability of any Mortgage Loan hereunder. The Trustee shall prepare an initial certification to be delivered to the Depositor, the Seller and the Servicer on the Closing Date in the form annexed hereto as Exhibit K (the "Initial Certification") with respect to the Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified on the Schedule of Exceptions attached to the Initial Certification (the "Schedule of Exceptions") as not covered by such Initial Certification) listed on the Mortgage Loan Schedule. The Trustee (or any custodian on its behalf) shall also note, with respect to each Mortgage Loan, whether a certified copy of the related Mortgage was delivered to the Trustee (or any custodian on its behalf) in lieu of the original of such Mortgage, whether a certified copy of an intervening assignment of the related Mortgage was delivered to the Trustee (or any custodian on its behalf) in lieu of the original of such assignment, and whether a preliminary title report with respect to such Mortgage Loan was delivered to the Trustee (or any custodian on its behalf) in lieu of the original policy of title insurance. If the Trustee determines from such verification that any discrepancy or deficiency exists with respect to a Trustee Mortgage File, the Trustee shall note such omission, discrepancy or deficiency on the Schedule of Exceptions attached to the Initial Certification, and shall deliver a copy (which shall be electronic, if requested) of the Schedule of Exceptions to the Depositor on the Closing Date. During the life of the Mortgage Loans (while subject to this Agreement), in the event the Trustee discovers any defect with respect to any Trustee Mortgage File, the Trustee shall give written specification of such defect to the Depositor. Except as specifically provided above, the Trustee shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose.

                  (b) If in the course of the review described in paragraph (a) of this Section 2.02 the Trustee discovers any document or documents constituting a part of a Trustee Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Trustee, upon discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates to the Depositor, the Seller and the Servicer. Within 90 days of its receipt of such notice (but in no case prior to the 270th day following the Closing Date), the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected). If the Servicer notifies the Depositor and the Trustee in writing that (i) a loss has occurred and (ii) such loss relates to a Mortgage Loan for which the Trustee previously identified a Material Defect or for which the Servicer has identified a Material Defect and the Depositor has not cured such Material Defect, then the Depositor shall repurchase such Mortgage Loan at the Purchase Price therefor in the event that such loss would, if such Mortgage Loan is not repurchased by the Depositor, constitute a Realized Loss and such loss is attributable to the failure of the Depositor to have cured such Material Defect. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02(b), substitute for such Mortgage Loan a Replacement Mortgage Loan subject to the provisions of Section 2.04.

                  (c) Within 270 days following the Closing Date, the Trustee shall deliver to the Depositor, the Seller and the Servicer, a final certification substantially in the form attached as Exhibit L (the "Final Certification") evidencing the completeness of the Trustee Mortgage Files in its possession or control, with any exceptions noted on the Schedule of Exceptions attached to the Final Certification.

                  (d) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

                  (e) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Mortgage Loan Purchase Agreement.

         Section 2.03. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR AND THE SERVICER.

A. The Depositor hereby represents and warrants to the Servicer and to the Trustee , for the benefit of the Certificateholders as of the Closing Date or such other date as is specified, that:

                           (i) the Depositor is a corporation duly organized,
                  validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

                           (ii) the execution and delivery by the Depositor of
                  this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

                           (iii) the execution, delivery and performance by the
                  Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                           (iv) this Agreement has been duly executed and
                  delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

                           (v) there are no actions, suits or proceedings
                  pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

                           (vi) immediately prior to the transfer and assignment
                  of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's title insurance policy or attorney's opinion of title and abstract of title delivered to the Originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

                           (vii) This Agreement creates a valid and continuing
                  security interest (as defined in the applicable Uniform Commercial Code (the "UCC"), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

                           (viii) The Mortgage Loans constitute "instruments"
                  within the meaning of the applicable UCC;

                           (ix) Other than the security interest granted to the
                  Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor;

                           (x) None of the Mortgage Loans have any marks or
                  notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee; and

                           (xi) The Depositor has received all consents and
                  approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee;

                           (xii) As of the Closing Date, each Mortgage Loan is a
                  "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period);

                           (xiii) As of the Closing Date, no Mortgage Loan
                  provides for interest other than at either (x) a single fixed rate in effect throughout the term of the Mortgage Loan or (y) a single "variable rate" (within the meaning of Treasury Regulations Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan;

                           (xiv) As of the Closing Date, no Mortgage is the
                  subject of pending or final foreclosure proceedings; and

                           (xv) As of the Closing Date, the Depositor would not
                  initiate foreclosure proceedings with respect to any Mortgage Loan based on such Mortgage Loan's delinquency status prior to the next scheduled payment date for such Mortgage Loan.

         The foregoing representations made in this Section 2.03 by the Depositor shall survive the termination of this Agreement and shall not be waived by any party hereto

B. The Servicer hereby represents and warrants to the Depositor and to the Trustee, for the benefit of the Certificateholders as of the Closing Date that:

                           (i) The Servicer is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of New Jersey. The Servicer has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations, or exemption therefrom, to conduct all activities in all jurisdictions in which its activities with respect to the Mortgage Loans require it to be qualified or licensed;

                           (ii) The Servicer has all requisite corporate power,
                  authority and capacity to carry on its business as it is now being conducted, to execute and deliver this Agreement, and to perform all of its obligations hereunder. The Servicer does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement;

                           (iii) The execution, delivery and performance of this
                  Agreement by the Servicer and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, shareholder or other action by the Servicer; this Agreement has been duly and validly executed and delivered by the Servicer; and this Agreement is a valid and legally binding agreement of the Servicer, enforceable against the Servicer in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors' rights and the discretion of a court to grant specific performance of contracts;

                           (iv) Neither the execution and delivery of this
                  Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with their respective terms and conditions shall (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by or require any additional approval under any terms, conditions or provisions of the Servicer's articles of incorporation or by-laws or any other similar corporate or organizational document of the Servicer; any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which the Servicer is now a party or by which it is bound; or any law, ordinance, rule, regulation, order, judgment or decree of any governmental authority applicable to the Servicer; or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the Servicer;

                           (v) The Servicer holds all licenses, approvals,
                  permits and other authorizations, or exemptions therefrom, required under applicable law to assume responsibility for servicing the Mortgage Loans;

                           (vi) There is no litigation, claim, demand,
                  proceeding or governmental investigation existing or pending, or to the knowledge of the Servicer, threatened, nor is there any order, injunction or decree outstanding against or relating to the Servicer that could (i) have a material adverse effect upon the performance by the Servicer of its obligations under this Agreement or (ii) to the Servicer's knowledge, result in any material loss or liability to Depositor, the Trustee, the Trust Fund or the Seller. Further, to the Servicer's knowledge, there is no meritorious basis for any such litigation, claim, demand, proceeding, or governmental investigation;

                           (vii) The Servicer has been approved by GNMA, Fannie
                  Mae and FHLMC and will remain approved as an "eligible seller/servicer" of residential mortgage loans as provided in GNMA, Fannie Mae, or FHLMC guidelines and in good standing. The Servicer has not received any notification from GNMA, Fannie Mae or FHLMC that the Servicer is not in compliance with the requirements of the approved "seller/servicer" status. The Servicer is a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act. The Servicer has not received any notification from HUD that the Servicer is not in compliance with the requirements of the approved mortgagee status;

                           (viii) The servicing practices to be used by the
                  Servicer under this Agreement are, and shall remain, in all material respects in compliance with Accepted Servicing Practices, including without limitation, all federal, state and local laws, rules, all regulations and requirements in connection therewith, and Fannie Mae guidelines, as applicable;

                           (ix) The Servicer has not received written notice
                  from or on behalf of FHA, HUD, FDIC, Fannie Mae, FHLMC or GNMA, advising the Servicer of its failure to comply with applicable servicing or claims procedures, or resulted in a request for repurchase of mortgage loans or indemnification in connection with any mortgage loans;

                           (x) The Servicer has in place a contingency plan that
                  will enable it to perform its obligations under this Agreement in all material respects, at another location within five (5) Business Days in the event its primary location is rendered inoperative as a result of a natural or other disaster or emergency;

                           (xi) The Servicer maintains and shall maintain, in
                  good standing, all licenses and approvals necessary to service the Mortgage Loans and maintains and shall at all times maintain the capital requirements imposed by the licensing or approving entities having jurisdiction over the Servicer. The Servicer has filed applications for all applicable licenses and qualifications to do business and to service the Mortgage Loans in the U.S. Virgin Islands;

                           (xii) The Servicer maintains and shall at all times
                  maintain error and omissions and fidelity insurance coverage of the type and in the amounts required by Fannie Mae;

                           (xiii) The Servicer has, and shall at all times
                  maintain during the term of this Agreement, sufficient systems, including but not limited to the Servicer's EDP, and trained and experienced personnel in place to perform its obligations under this Agreement;

                           (xiv) For so long as, and to the extent that, the
                  Servicer services the Mortgage Loans, the Servicer will continue to comply with each applicable federal, state, or local, law, statute, and ordinance, and any rule, regulation, or order issued thereunder, pertaining to the subject matter of this Agreement, including, but not limited to, usury, RESPA, Consumer Credit Reporting Act, Equal Credit Opportunity Act, Federal Deposit Insurance Corporation Improvement Act, Regulation B, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Fair Housing Act, Truth in Lending Act and Regulation Z, Flood Disaster Protection Act of 1973, and any applicable regulations related thereto, and such other fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential mortgage lending or governing consumer credit, and all state consumer credit statutes and regulations, as amended. In the event the Depositor or the Trustee has a reasonable good faith belief in the Servicer's non-compliance with this representation and warranty and upon the Depositor's or the Trustee's written request, the Servicer shall deliver to the Depositor or the Trustee reasonable evidence of compliance with any of the requirements of this representation and warranty; and

                           (xv) Neither the Servicer, its parent, nor any of its
                  subsidiaries is in bankruptcy, receivership or conservatorship. The Servicer has the requisite financial resources and ability to meet its obligations under this Agreement, including, but not limited to, any and all indemnification obligations,

         Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in this Section 2.03(B) which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer selected by the Depositor with the prior consent and approval of the Trustee. Such assignment shall be made in accordance with this Agreement.

         Section 2.04. DISCOVERY OF BREACH; REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS.

                  (a) Pursuant to Section 7 of the Mortgage Loan Purchase Agreement, the Seller has made certain representations and warranties as to the characteristics of the Mortgage Loans (such representations and warranties are set out in full in Schedule B of this Agreement) as of the Closing Date and the conveyance thereof from the Seller to the Depositor, for the benefit of the Trustee and the Certificateholders, and the Seller has agreed to comply with the provisions of this Section 2.04 in respect of a breach of any of such representations and warranties.

         It is understood and agreed that (i) the representations and warranties of the Depositor and the Servicer set forth in Section 2.03 and (ii) the representations and warranties of the Seller set forth in Section 7 of the Mortgage Loan Purchase Agreement shall survive delivery of the Trustee Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery (i) by the Depositor, the Seller, the Servicer or the Trustee of a breach of any representation or warranty made by the Depositor under Section 2.03 which materially adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholder (a "Defective Mortgage Loan"), or (ii) by the Depositor or the Seller of the breach by the Seller of any representation or warranty under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan, which breach results in the Mortgage Loan being a "Defective Mortgage Loan" (each of such parties hereby agreeing to give written notice of such breach to the Trustee and the other of such parties), the Trustee, or its designee, shall promptly notify the Depositor in writing of such breach and request that the Depositor cure or cause the cure of such breach within 90 days from the date that the Depositor discovered or was notified of such breach, and if the Depositor does not cure such breach in all material respects during such period, the Trustee shall (i) in the case of an uncured breach under Section 2.03, cause the Depositor to repurchase such Defective Mortgage Loan at the Purchase Price and (ii) in the case of an uncured breach by the Seller under the Mortgage Loan Purchase Agreement, cause the Depositor to enforce the Seller's obligation under the Mortgage Loan Purchase Agreement to repurchase that Defective Mortgage Loan from the Trust Fund at the Purchase Price, in each case on or prior to the Determination Date following the expiration of such 90-day period (subject to Section 2.04(b) below); provided, however, that, in connection with any such breach under clause (ii) above that could not reasonably have been cured within such 90-day period, if the Seller shall have commenced to cure such breach within such 90-day period and, if the defective Mortgage Loan qualifies as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code following such 90-day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within an additional 90-day period. The Purchase Price for the repurchased Defective Mortgage Loan shall be deposited in the related Distribution Account, and the Trustee, or its designee, upon receipt of such deposit and two copies of a Request for Release with respect to such Defective Mortgage Loan, shall release to the Seller or the Depositor, as applicable, the related Trustee Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to it and as shall be necessary to vest in such party any Defective Mortgage Loan released pursuant hereto and the Trustee, or its designee, shall have no further responsibility with regard to such Trustee Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Defective Mortgage Loan as provided above, the Seller may cause such Defective Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Replacement Mortgage Loans in the manner and subject to the limitations set forth in Section 2.04(b) below. It is understood and agreed that the obligation of the Seller (or the Depositor, if applicable) to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller (or the Depositor, if applicable) respecting such breach available to the Trustee on behalf of the Certificateholders. With respect to the representations and warranties described in Schedule B which are made to the best of the Seller's knowledge, if it is discovered by any of the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  (b) Any substitution of Replacement Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.04(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes a Replacement Mortgage Loan or Loans, such substitution shall be effected by delivering to the Trustee for such Replacement Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers' Certificate stating that each such Replacement Mortgage Loan satisfies the definition thereof and specifying the Substitution Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Replacement Mortgage Loan and, within 45 days thereafter, shall review such Mortgage Documents as specified in this Agreement under Section 2.02(a) and deliver to the Depositor, with respect to such Replacement Mortgage Loans, a certification substantially in the form of a revised Initial Certification, with any exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor a certification substantially in the form of a revised Final Certification, with respect to such Replacement Mortgage Loans, with any exceptions noted thereon. Monthly Payments due with respect to Replacement Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the Seller. For the month of substitution, distributions to Certificateholders shall reflect the collections and recoveries in respect of such Deleted Mortgage in the Due Period preceding the month of substitution and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Replacement Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all representations and warranties thereof included in the Mortgage Loan Purchase Agreement, in each case as of the date of substitution.

         For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Trustee, based upon information provided by the Servicer, shall determine the excess (each, a "Substitution Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Replacement Mortgage Loans replacing such Deleted Mortgage Loans, together with one month's interest on such excess amount at the applicable Net Mortgage Rate. On the date of such substitution, the Seller shall deliver or cause to be delivered to the Servicer for deposit in the Custodial Account an amount equal to the related Substitution Amount, if any, and the Trustee, upon receipt of the related Replacement Mortgage Loan or Loans and two copies of a Request for Release with respect to the Deleted Mortgage Loan or Loans, shall release to the Seller the related Trustee Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

         In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) shall not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or
(b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

                  (c) Upon discovery by the Seller, the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller or Depositor, as applicable, shall repurchase, or the Seller, subject to the limitations set forth in Section 2.04(b), shall substitute one or more Replacement Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.04(a) and 2.04(b) above. The Trustee shall re-convey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

         The Seller indemnifies and holds the Trust Fund, the Trustee, the Depositor, the Servicer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor, the Servicer and any Certificateholder may sustain in connection with any actions of such party relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.04 and the Mortgage Loan Purchase Agreement, to the extent that any such action causes
(i) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code, or (ii) any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (d) Notwithstanding anything to the contrary in this Agreement, Seller shall service and administer the Additional Collateral, it being understood and agreed that only Seller shall service and administer the related securities accounts, lines of credit and guarantees with respect to Additional Collateral.

         Section 2.05. GRANT CLAUSE.

                  (a) It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

                  (b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee's security interest in or lien on the Mortgage Loans and the other property described above, including without limitation (x) continuation statements, and
(y) such other statements as may be occasioned by (1) any change of name of Seller, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor, (3) any transfer of any interest of the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws. The Depositor shall not organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee. Before effecting such change, the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans and the other property described above. In connection with the transactions contemplated by this Agreement, the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

                                  ARTICLE III.

                                THE CERTIFICATES

         Section 3.01. THE CERTIFICATES.

                  (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount, or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates will be issued in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. Each Class of Non-Book-Entry Certificates other than the Residual Certificates shall be issued in definitive, fully registered form in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Residual Certificates will be issued in registered, certificated form in minimum denominations of a 25% Percentage Interest. Provided however, that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Balance of such Class on the Closing Date.

                  (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee or an Authenticating Agent upon the order of the Depositor upon receipt by the Trustee of the Trustee Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or of an Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

                  (c) The Class B-1, Class B-2 and Class B-3 Certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a "Restricted Global Security").

         Section 3.02. REGISTRATION.

         The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Trustee may appoint a bank or trust company to act as successor Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

         Section 3.03. TRANSFER AND EXCHANGE OF CERTIFICATES.

                  (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

                  (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

         The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

                  (i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the 1933 Act) of the Depositor or (y) being made to a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act") by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit G hereto; and

                  (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit H hereto.

                  (d)(i) No transfer of an ERISA-Restricted Certificate shall be made unless the prospective transferee provides the Trustee and the Depositor with (A) a representation as set forth in Exhibit I to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan or arrangement subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring the Certificate for, on behalf of or with any assets of any such Plan, (B) a representation or certification to the Trustee to the effect that the proposed transfer and holding of the Certificate and the servicing, management and operation of the Trust Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) and will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those undertaken in this Agreement, or (C) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee to the effect that the acquisition or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code, will not result in such a prohibited transaction, and will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Depositor, the Servicer or the Trustee.

                  (ii) For purposes of paragraph (i) of this Subsection 3.03(d), other than subparagraph (i)(C), the representation as set forth in Exhibit B or
Exhibit I, as applicable, shall be deemed to have been made to the Trustee or the Depositor by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates). Notwithstanding any other provision herein to the contrary, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee or the Depositor of a representation or an Opinion of Counsel satisfactory to the Trustee or the Depositor as described above shall be void and of no effect. None of the Certificate Registrar, the Depositor, the Servicer or the Trustee shall be under any liability to any Person for any registration or transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 3.03(d) nor shall the Paying Agent be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. The Certificate Registrar, Depositor, Servicer, Paying Agent and/or Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact a Plan and that held such Certificate in violation of this Section 3.03(d) all payments made on such ERISA Restricted Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

                  (iii) Each beneficial owner of a Class M-1, Class M-2 or Class M-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition and holding of such Certificate or interest therein, that either (A) it is not a Plan or investing with Plan assets, (B) it has acquired and is holding such Certificate in reliance on the Underwriter's Exemption, and that it understands that there are certain conditions to the availability of the Underwriter's Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or Standard & Poor's, a division of the McGraw-Hill Companies, Inc., or (C) (i) it is an insurance company, (ii) the source of funds used to acquire or hold the Certificate or interest therein is an "insurance company general account," as defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  (iv) Notwithstanding the foregoing, no representation or Opinion of Counsel shall be required for the initial issuance of the ERISA Restricted Certificates.

                  (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

                  (f) Notwithstanding anything to the contrary contained herein, no Residual Certificate or beneficial interest therein may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or
(ii) an individual, corporation or partnership or other person unless, in the case of clause (ii), such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a "Non-permitted Foreign Holder").

         Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate or a beneficial interest therein, the proposed transferee shall deliver to the Trustee and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a "Permitted Transferee"), and the proposed transferor shall deliver to the Trustee and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C. In addition, the Trustee or the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Trustee and the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Depositor, the Certificate Registrar and the Trustee shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Certificate Registrar shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or at any subsequent time became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either of such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

         If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), such transfer shall be absolutely null and void and shall vest no rights in the purported transferee and the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Depositor, the Certificate Registrar and the Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

                  (g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder's or Owner's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

         Section 3.04. CANCELLATION OF CERTIFICATES.

         Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

         Section 3.05. REPLACEMENT OF CERTIFICATES.

         If (i) any Certificate is mutilated and is surrendered to the Trustee or the Certificate Registrar or (ii) the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor, the Trustee or the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor or the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Certificate Registrar and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Certificate Registrar, the Trustee or any agent in connection therewith.

         Section 3.06. PERSONS DEEMED OWNERS.

         Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Trustee, the Certificate Registrar, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

         Section 3.07. TEMPORARY CERTIFICATES.

                  (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

                  (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

         Section 3.08. APPOINTMENT OF PAYING AGENT.

         The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause any Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account (which shall be the Distribution Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

         Section 3.09. BOOK-ENTRY CERTIFICATES.

                  (a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

                  (i) the provisions of this Section 3.09 shall be in full force and effect;

                  (ii) the Certificate Registrar, the Paying Agent and the Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

                  (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

                  (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

                  (c) If (i) (A) the Clearing Agency or the Depositor advises the Paying Agent in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Paying Agent, (ii) the Depositor, at its option, advises the Paying Agent in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates. Neither the Depositor, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder. Notwithstanding the foregoing, the Certificate Registrar, upon the instruction of the Depositor, shall have the right to issue Definitive Certificates on the Closing Date in connection with credit enhancement programs.

                                  ARTICLE IV.

                        ADMINISTRATION OF THE TRUST FUND

                  Section 4.01. CUSTODIAL ACCOUNTS; DISTRIBUTION ACCOUNT.

                  (a) On or prior to the Closing Date, the Servicer shall establish and maintain one or more Custodial Accounts, as provided herein, into which the Servicer shall deposit daily, within two Business Days of receipt thereof, in immediately available funds, any Scheduled Payments and unscheduled payments with respect to the Mortgage Loans, net of any deductions or reimbursements permitted under this Agreement. Prior to 1:00 p.m. New York City time on each Distribution Account Deposit Date, the Servicer shall remit to the Trustee for deposit into the Distribution Account, all amounts so required to be deposited into such account in accordance with the terms of this Agreement.

                  (b) Funds in the Custodial Accounts may be invested in Permitted Investments selected by the Servicer, which shall mature not later than one Business Day prior to the Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the Servicer or is managed or advised by the Servicer or its affiliates, then such Permitted Investment shall mature not later than such applicable Distribution Account Deposit Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Servicer (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Servicer as servicing compensation and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Accounts by the Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. Any such funds that are not invested in Permitted Investments may be held uninvested.

                  (c) The Trustee, shall establish and maintain an Eligible Account entitled "Distribution Account of Wells Fargo Bank, N.A., as Trustee, for the benefit of Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1 Holders of Mortgage Pass-Through Certificates." The Trustee shall, promptly upon receipt from the Servicer on each Distribution Account Deposit Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date the following amounts:

                  (i) the aggregate of collections with respect to the Mortgage Loans remitted by the Servicer from the Custodial Accounts in accordance with this Agreement, including the amount of any Monthly Advances or Compensating Interest Payments with respect to the Mortgage Loans required to be paid by the Servicer; and

                  (ii) any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

                  (c) In the event Servicer has remitted in error to the Distribution Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Trustee to withdraw such amount from the Distribution Account for repayment to the Servicer, as applicable, by delivery of an Officer's Certificate of the Servicer to the Trustee which describes the amount deposited in error.

                  (d) On each Distribution Date and Purchase Date, the Trustee shall distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in
Section 5.02. The Trustee may from time to time withdraw from the Distribution Account and pay itself or the Servicer any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to the clauses (A) through (D) of the definition of Available Distribution Amount.

                  (e) Funds in the Distribution Account may be invested in Permitted Investments selected by the Trustee, which shall mature not later than one Business Day prior to the Distribution Date (except that if such Permitted Investment is an obligation of the Trustee or is managed or advised by the Trustee or its affiliates, then such Permitted Investment shall mature not later than such applicable Distribution Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Trustee and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Distribution Account by the Trustee out of its own funds, without any right of reimbursement therefor, immediately as realized. Any such funds that are not invested in Permitted Investments may be held uninvested.

         Section 4.02. REPORTS TO TRUSTEE AND CERTIFICATEHOLDERS.

         On each Distribution Date, the Trustee shall have prepared and shall make available to each Certificateholder and other interested parties a written report setting forth the following information (based solely on the report provided to the Trustee by the Servicer pursuant to Section 9.18).

                  (i) the amount of the distributions, separately identified, with respect to each Class of Certificates;

                  (ii) the amount of the distributions set forth in the clause
         (i) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included in that amount;

                  (iii) the amount of the distributions set forth in the clause
         (i) allocable to interest and how it was calculated;

                  (iv) the amount of any unpaid Interest Shortfall and the related accrued interest thereon, with respect to each Class of Certificates;

                  (v) the Class Principal Amount of each Class of Certificates after giving effect to the distribution of principal on that Distribution Date;

                  (vi) the Aggregated Stated Principal Balance of the Mortgage Loans in each Mortgage Pool and the applicable Net WAC of the Mortgage Loans at the end of the related Prepayment Period;

                  (vii) the Stated Principal Balance of the Mortgage Loans in each Mortgage Pool whose Mortgage Rates adjust on the basis of the Six-Month LIBOR index and the One-Year Treasury index at the end of the related Prepayment Period;

                  (viii) the Pro Rata Senior Percentage, Senior Percentage and the Subordinate Percentage for each Mortgage Pool for the following Distribution Date;

                  (ix) the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Pool the following Distribution Date;

                  (x) in the aggregate and with respect to each Mortgage Pool, the amount of Servicing Fee paid to or retained by the Servicer;

                  (xi) in the aggregate and with respect to each Mortgage Pool, the amount of Monthly Advances for the related Due Period;

                  (xii) in the aggregate and with respect to each Mortgage Pool, the number and Stated Principal Balance of the Mortgage Loans that were
         (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

                  (xiii) in the aggregate and with respect to each Mortgage Pool, for any Mortgage Loan as to which the related Mortgaged Property was an REO property during the preceding calendar month, the principal balance of that Mortgage Loan as of the close of business on the last day of the related Due Period;

                  (xiv) in the aggregate and with respect to each Mortgage Pool, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

                  (xv) in the aggregate and with respect to each Mortgage Pool, the amount of Realized Losses incurred during the preceding calendar month;

                  (xvi) in the aggregate and with respect to each Mortgage Pool, the cumulative amount of Realized Losses incurred since the Closing Date;

                  (xvii) the Realized Losses, if any, allocated to each Class of Certificates on that Distribution Date;

                  (xviii) the Certificate Interest Rate for each Class of Certificates for that Distribution Date;

                  (xix) the amount of any Principal Transfer Amounts or Interest Transfer Amounts paid to an Undercollateralized Group or Principal Transfer Amounts between Groups in the event of Rapid Prepayment Conditions; and

                  (xx) for each Class of Certificates, the amounts accrued or paid in respect of each deemed interest rate cap agreement under which such Class of Certificates is deemed entitled to receive or deemed obligated to make payments as provided for in Section 10.01 hereof.

         The Trustee shall make such reports available each month via its website at HTTP://WWW.CTSLINK.COM. Assistance in using the website may be obtained by calling the Trustee's customer service desk at (301) 815-6600. Certificateholders and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Trustee and indicating such. In preparing or furnishing the foregoing information, the Trustee shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Trustee by the Servicer, and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

         Upon receipt by the Trustee of the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, the Trustee shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by a Servicer under this Agreement, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; PROVIDED, HOWEVER, that the Trustee shall be entitled to be reimbursed by such Certificateholders for the Trustee's actual expenses incurred in providing such reports and access.

         The Trustee shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of the Trust Fund, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Trustee shall also file a Form 8811 as required. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor. The Trustee shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Depositor shall cause the Servicer to provide the Trustee with such information as is necessary for the Trustee to prepare such reports.

                                   ARTICLE V.

                    DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

         Section 5.01. DISTRIBUTIONS GENERALLY.

                  (a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar's Corporate Trust Office. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

                  (b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts (or Percentage Interests).

         Section 5.02. DISTRIBUTIONS FROM THE DISTRIBUTION ACCOUNT.

                  (a) Subject to Sections 5.02(g) and 5.02(h), on each Distribution Date, the Available Distribution Amount for the related Mortgage Pool (in the case of the Senior Certificates) and the Mortgage Pools in the aggregate (in the case of the Subordinate Certificates) shall be withdrawn by the Trustee from the Distribution Account and allocated among the classes of Senior Certificates and Subordinate Certificates in the following order of priority:

                  (i) Concurrently, to the Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates, on a pro rata basis based on the amount of interest accrued thereon, the payment of the related Interest Distribution Amount and any accrued but unpaid related Interest Shortfalls with respect to each class of Senior Certificates;

                  (ii) Concurrently, to the Senior Certificates from the Available Distribution Amount remaining in the related Mortgage Pool after application of amounts pursuant to clause (i) above, as follows:

                           (A) to the Class 1-A Certificates, the Senior
                  Principal Distribution Amount for Pool 1, until its Class Principal Amount has been reduced to zero; and

                           (B) to the Class 2-A-1, Class 2-A-2, Class 2-A-3,
                  Class 2-A-4 and Class 2-A-5 Certificates the Senior Principal Distribution Amount for Pool 2, concurrently as follows:

                                    (i) approximately 63.0523649891% of the
                  amount available under clause (B) above, pro rata, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, until their Class Principal Amounts have been reduced to zero; and

                                    (ii) approximately 36.9476350109% of the
                  amount available under clause (B) above, sequentially, to the Class 2-A-4 Certificates and Class 2-A-5 Certificates, in that order, in each case until its Class Principal Amount has been reduced to zero.

                           (iii) From the Available Distribution Amount from the
                  Mortgage Pools in the aggregate remaining after the application of amounts pursuant to clauses (i) and (ii) above, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, the Interest Distribution Amount and any Interest Shortfalls, in each case, for such Class on such date;

                           (iv) From the Available Distribution Amount from the
                  Mortgage Pools in the aggregate remaining after application of amounts pursuant to clauses (i) through (iii) above, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, such Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero; and

                           (v) To the Class R-2 Certificate, any remaining
                  amount of the Available Distribution Amount from the Mortgage Pools in the aggregate allocated as provided in Section 5.02(d).

                  (b) On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for each Mortgage Pool shall be distributed to the remaining Classes of Certificates of the related Certificate Group on a pro rata basis, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay the Senior Principal Distribution Amount for such Mortgage Pool; and third, to the Class R-2 Certificate, any remaining Available Distribution Amount from such Mortgage Pool.

                  (c) Notwithstanding the priority and allocation set forth in
Section 5.02(a)(iv) and Section 5.02(a)(v) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments shall be made to any such Classes and the amount of such Principal Prepayment otherwise distributable to such Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Principal Amounts of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in
Section 5.02(a)(iv) and Section 5.02(a)(v) above.

                  (d) Amounts distributed to the Residual Certificates pursuant to subparagraph (a)(vi) of this Section 5.02 on any Distribution Date shall be allocated among the REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date.

                  (e) For purposes of distributions provided in this Section 5.02, each Mortgage Pool shall "relate" to the Senior Class or Classes of the applicable Related Certificate Group.

                  (f) For purposes of distributions of interest in paragraph (a) of this Section 5.02 such distributions to a Class of Certificates on any Distribution Date shall be made first, in respect of Current Interest; and second, in respect of Interest Shortfalls.

                  (g) Notwithstanding the priority of distributions set forth in paragraph (a) of this Section 5.02, if on any Distribution Date prior to the Credit Support Depletion Date (1) either one of the Rapid Prepayment Conditions is satisfied on such date and (2) the Certificate Principal Amount of the Senior Certificates relating to one of the Mortgage Pools has been reduced to zero, then that portion of the Available Distribution Amount for such Mortgage Pool described in Section 5.02(a)(ii) that represents principal collections on the Mortgage Loans shall be applied as an additional distribution to the remaining Classes of Senior Certificates on a pro rata basis in reduction of, and in proportion to, the Class Principal Amounts thereof; provided, however, that (x) any such amounts distributable to the Class R and Class 1-A Certificates shall be distributed sequentially thereto in such order and (y) any such amounts distributable to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates shall be distributed pro rata.

                  (h) If, on any Distribution Date, any Certificate Group would constitute an Undercollateralized Group and the other Certificate Group constitutes an Overcollateralized Group, then notwithstanding Section 5.02(a)(ii), the Available Distribution Amount for the Overcollateralized Group to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group, shall be distributed up to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group to the Senior Certificates related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to such Senior Certificates as principal, in the same order and priority as such Certificates would receive other distributions of principal.

         Section 5.03. ALLOCATION OF LOSSES.

                  (a) On or prior to each Distribution Date, the Trustee shall aggregate the information provided by the Servicer with respect to the total amount of Realized Losses, with respect to the Mortgage Loans for the related Distribution Date.

                  (b) On each Distribution Date, the principal portion of Realized Losses with respect to such Distribution Date shall be allocated as follows:

                  (i) Realized Losses shall be allocated in the following order:

                  FIRST, to the Classes of Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Principal Amount of each such Class is reduced to zero; and

                  SECOND, to each Class of Senior Certificates relating to the Mortgage Pool which sustained such loss (allocated among the Senior Classes relating to such Mortgage Pool on a pro rata basis, provided, however, that any portion of any Realized Loss that would otherwise be allocated to the Class 2-A-2 Certificates will instead be allocated to the Class 2-A-3 Certificates until the Class Principal Amount thereof has been reduced to zero), in each case, until the Class Principal Amount of each Class of Senior Certificates is reduced to zero.

                  (ii) Reserved.

                  (iii) The Class Principal Amount of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Amounts of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses, on such Distribution Date) exceeds the Aggregate Stated Principal Balance for the following Distribution Date.

                  (iv) Any allocation of a loss pursuant to this section to a Class of Certificates shall be achieved by reducing the Class Principal Amount thereof by the amount of such loss.

                  (c) Notwithstanding the other provisions of Section 5.03, the first $0.84 of Realized Losses shall not be allocated to any Class of Certificates.

         Section 5.04. ADVANCES.

         If the Servicer fails to remit any Monthly Advance required to be made under this Agreement, the Trustee solely in its capacity as successor Servicer shall itself make, or shall cause the successor Servicer to make, such Monthly Advance. If the Trustee solely in its capacity as successor Servicer determines that a Monthly Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit from its own funds (or funds advanced by the successor Servicer) for deposit in the Distribution Account immediately available funds in an amount equal to such Monthly Advance. Each of the Trustee and the Servicer shall be entitled to be reimbursed for all Monthly Advances made by it, respectively. Notwithstanding anything to the contrary herein, in the event the Trustee (or successor servicer) determines in its reasonable judgment that a Monthly Advance is nonrecoverable, the Trustee (or successor servicer) shall be under no obligation to make such Monthly Advance.

         Section 5.05. DISTRIBUTIONS ON THE REMIC 1 REGULAR INTERESTS.

                  (a) On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the REMIC 1 Regular Interests, Uncertificated REMIC Accrued Interest on the REMIC 1 Regular Interests for such Distribution Date, plus any Uncertificated REMIC Accrued Interest thereon remaining unpaid from any previous Distribution Date.

                  (b) On each Distribution Date, distributions of principal shall be deemed to be made from amounts received on the Mortgage Loans to REMIC 1 Regular Interests 1-A, 1-B, 2-A, 2-B and ZZZ first, so as to keep the Uncertificated Principal Balance of each REMIC 1 Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Group; second, to each REMIC 1 Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is equal to 0.01% of the excess of
(x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Group over (y) the Class Principal Amount of the Senior Certificates in the related Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC 1 Regular Interests such that the REMIC 1 Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC 1 Regular Interest ZZZ. Realized Losses on the Mortgage Loans shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC 1 Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Group; second, to each REMIC 1 Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Group over (y) the Class Principal Amount of the Senior Certificates in the related Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC 1 Regular Interests such that the REMIC 1 Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses on the Mortgage Loans shall be allocated to REMIC 1 Regular Interest ZZZ.

                  (c) Notwithstanding the deemed distributions on the REMIC 1 Regular Interests described in this Section 5.05, distributions of funds from the Distribution Account shall be made only in accordance with Section 5.02.

                                  ARTICLE VI.

                    CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

         Section 6.01. DUTIES OF TRUSTEE.

                  (a) The Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders.

                  (c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee of liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  (i) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in
         Section 6.18 hereof;

                  (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Servicer (i) to remit funds (or to make Monthly Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

                  (iii) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement;

                  (iv) The Trustee shall not be responsible for any act or omission of the Servicer, the Depositor or the Seller.

                  (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; PROVIDED, HOWEVER, that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

                  (e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement.

                  (f) The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                  (g) The Trustee shall not be held liable by reason of any insufficiency in the Distribution Account resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

                  (h) Except as otherwise provided herein, the Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to the provision of any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

                  (i) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (j) Notwithstanding anything in this Agreement to the contrary, Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         Section 6.02. CERTAIN MATTERS AFFECTING THE TRUSTEE.

Except as otherwise provided in Section 6.01:

                  (i) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; PROVIDED, HOWEVER, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

                  (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on it by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

                  (vi) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (vii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

                  (viii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

         Section 6.03. TRUSTEE NOT LIABLE FOR CERTIFICATES.

         The Trustee make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 6.04. TRUSTEE MAY OWN CERTIFICATES.

         The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee or such agent.

         Section 6.05. ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

         The Trustee hereunder shall at all times (i) be an institution insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not be an Affiliate of the Servicer. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

         Section 6.06. RESIGNATION AND REMOVAL OF TRUSTEE.

                  (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to the Servicer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of either of their property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (iv) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating, then the Depositor shall remove the Trustee and the Depositor shall appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy each to the successor trustee and one copy to the Servicer.

                  (c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days' written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee; the Depositor shall thereupon appoint a successor trustee in accordance with this Section.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance by the successor trustee of appointment, as provided in Section 6.07.

         Section 6.07. SUCCESSOR TRUSTEE.

                  (a) Any successor trustee appointed as provided in Section
6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee. The predecessor trustee shall deliver to the successor trustee all Trustee Mortgage Files and documents and statements related to each Trustee Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

                  (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

                  (c) Upon acceptance by a successor trustee of appointment as provided in this Section, the predecessor trustee shall mail notice of the succession of such successor trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the Depositor.

         Section 6.08. MERGER OR CONSOLIDATION OF TRUSTEE.

         Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that, in the case of the Trustee, such Person shall be eligible under the provisions of Section 6.05.

         Section 6.09. APPOINTMENT OF CO-TRUSTEE, SEPARATE TRUSTEE OR CUSTODIAN.

                  (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; PROVIDED, HOWEVER, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Monthly Advances pursuant to
Section 5.04 hereof shall not be affected or assigned by the appointment of a co-trustee.

                  (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian at the sole discretion of the Trustee;

                  (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

                  (iv) the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Servicer.

                  (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

                  (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

                  (g) The Trust shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee under such Section).

         Section 6.10. AUTHENTICATING AGENTS.

                  (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. If such an agent is so appointed by the Trustee, wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

                  (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

         Section 6.11. INDEMNIFICATION OF TRUSTEE.

         The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Depositor and the Trust Fund; provided that the Trust Fund's indemnification under this Section 6.11 is limited by Section 4.01(d) for any loss, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements (and, in connection with any custody agreement the Trustee may enter pursuant to this Agreement, including the reasonable compensation and the expenses and disbursements of its agents or counsel)), incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof;

                  (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense;

                  (iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld; and

                  (iv) the Trust's Fund's indemnification obligations hereunder shall be limited to losses, liability, costs or expenses, payments in respect of which by the Trust Fund would constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

         The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to, any loss, liability or expense under any environmental law.

         Section 6.12. FEES AND EXPENSES OF THE TRUSTEE.

         As compensation for its services hereunder, the Trustee shall be entitled to retain any and all investment earnings on amounts on deposit in the Distribution Account pending the distribution of such funds to Certificateholders on each Distribution Date (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). Any expenses incurred by the Trustee shall be reimbursed to the extent provided in Section 6.11.

         Section 6.13. COLLECTION OF MONIES.

         Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

         Section 6.14. EVENTS OF DEFAULT; TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

                  (a) "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to make any Monthly Advance, to deposit in the Custodial Account or to remit to the Trustee any payment required to be made under the terms of this Agreement on the day it is due;

                  (ii) any material breach on the part of the Servicer of any other term, agreement, covenant, representation or warranty in this Agreement that has not been cured after written notice and a thirty
         (30) day curative period;

                  (iii) following entry against the Servicer of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) for the Servicer in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the Servicer's affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

                  (iv) upon consent by the Servicer to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

                  (v) upon the Servicer's (A) admitting in writing its inability to pay its debts generally as they become due, (B) filing a petition to take advantage of any applicable insolvency or reorganization statute,
         (C) making an assignment for the benefit of its creditors or (D) voluntarily suspending payment of its obligations; or

                  (vi) the Servicer ceases to be eligible to sell mortgage loans to or service mortgage loans for FNMA, FHLMC or GNMA or ceases to be a HUD-approved mortgagee.

         If an Event of Default shall occur and be continuing, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Agreement, by notice in writing to the Servicer either (x) the Depositor or (y) the Trustee may (or the Trustee shall if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount of each Class of Certificates) terminate all of the rights and obligations of the Servicer under this Agreement in accordance with the terms of this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.

         If any Event of Default shall occur, the Trustee, upon becoming aware of the occurrence thereof, shall promptly notify the Depositor and each Rating Agency of the nature and extent of such Event of Default.

                  (b) Within 90 days of the time the Servicer receives a notice of termination from the Trustee pursuant to Section 6.14, the Trustee, unless another Servicer shall have been appointed, shall be the successor in all respects to the Servicer in its capacity as such under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer thereunder, including the obligation to make Monthly Advances; PROVIDED, HOWEVER, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by this Agreement or this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Servicer prior to the issuance of any notice of termination. The Trustee shall have no liability relating to any representations and warranties of the Servicer set forth in this Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability provided to the Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Servicer under this Agreement.

         The Trustee shall be entitled to be reimbursed by the Depositor and the Trust Fund (pursuant to Section 6.11 but without regard to any annual limitation thereunder), in the event that the Servicer does not reimburse the Trustee under this Agreement, for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans property and effectively (such costs, "Servicing Transfer Costs").

                  (c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or, with the consent of the Depositor, appoint on its own behalf any established housing and home finance institution servicer, or servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer as are set forth in this Agreement and reasonably satisfactory to the Depositor, as the successor to the Servicer in the assumption of all of the responsibilities, duties or liabilities of a servicer, like the Servicer. Any entity designated by the Trustee as a successor servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties under this Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted to the Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith and therewith. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Servicer to cooperate as required by this Agreement,
(iii) the failure of the Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

         Section 6.15. ADDITIONAL REMEDIES OF TRUSTEE UPON EVENT OF DEFAULT.

         During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of the Trust Fund, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

         Section 6.16. WAIVER OF DEFAULTS.

         More than 50% of the Aggregate Voting Interests of Certificateholders may waive any default or Event of Default by the Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Distribution Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 6.17. NOTIFICATION TO HOLDERS.

         Upon termination of the Servicer or appointment of a successor to the Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

         Section 6.18. DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

         Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; PROVIDED, HOWEVER, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Servicer or any successor servicer from its rights and duties as servicer) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

         Section 6.19. PREPARATION OF TAX RETURNS AND OTHER REPORTS.

                  (a) The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Trustee shall file federal tax returns, all in accordance with Article X hereof. The Trustee shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Trustee's possession). The Trustee shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law.

                  (b) The Trustee shall prepare and file with the IRS, on behalf of each of REMIC 1 and REMIC 2, an application on IRS Form SS-4 or shall obtain a Taxpayer Identification Number for each of REMIC 1 and REMIC 2 using another reasonable method. If the application is filed on Form SS-4, the Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned for each REMIC, shall promptly forward copies of such notices to the Depositor, upon request. The Trustee will file an IRS Form 8811.

                  (c) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Securities and Exchange Commission (the "Commission") via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 31, 2006, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 31, 2006, the Trustee shall file a Form 10-K executed by the Depositor, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor shall be responsible for preparing all filings and certificates required by the Sarbanes-Oxley Act of 2002. The Trustee agrees to promptly furnish to the Depositor, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission.

         Section 6.20. ANNUAL CERTIFICATE BY TRUSTEE.

                  (a) By March 15th of each year for which a Form 10-K is to be filed with a certification by the Depositor, an officer of the Trustee shall execute and deliver an Officer's Certificate, signed by the senior officer in charge of the Trustee or any officer to whom that officer reports, to the Depositor for the benefit of such Depositor and its officers, directors and affiliates, certifying as to the matters described in the Officer's Certificate attached hereto as Exhibit P.

                  (b) The Trustee shall indemnify and hold harmless the Depositor and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Trustee or any of its officers, directors, agents or affiliates of its obligations under this Section 6.20 any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the Trustee in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Trustee on the one had and the Depositor on the other in connection with a breach of the Trustee's obligations under this Section 6.20, any material misstatement or omission in the Officer's Certificate required under this Section or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

                                  ARTICLE VII.

                         PURCHASE OF MORTGAGE LOANS AND
                          TERMINATION OF THE TRUST FUND

         Section 7.01. PURCHASE OF MORTGAGE LOANS; TERMINATION OF TRUST FUND UPON PURCHASE OR LIQUIDATION OF ALL MORTGAGE LOANS.

                  (a) The respective obligations and responsibilities of the Trustee, the Servicer and the Depositor created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in
Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale of the property held by the Trust Fund at auction in accordance with Section 7.01(c) and (iii) the Latest Possible Maturity Date; PROVIDED, HOWEVER, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.

                  (b) [Reserved]

                  (c) Any termination of the Trust Fund pursuant to clause
(a)(ii) above shall be effected by the auction by the Trustee of all of the Mortgage Loans and REO Properties via a solicitation of bids in accordance with procedures to be agreed upon by the Trustee and the Depositor. The Trustee shall accept the highest such bid, provided that such bid equals or exceeds the amount described in the definition of "Optional Termination Price." Notwithstanding anything to the contrary herein, the Optional Termination Price received by the Trustee shall be deposited by the Trustee directly into the Distribution Account no later than the Business Day prior to the date of termination.

         The right of the Trustee to conduct an auction pursuant to the preceding paragraph shall be conditioned upon the aggregate outstanding Stated Principal Balance of the Mortgage Loans, at the time of such auction, aggregating ten (10) percent or less of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  (d) The Servicer and the Trustee shall be reimbursed from the Optional Termination Price for any Monthly Advances, accrued and unpaid Servicing Fees, the cost of any auction conducted pursuant to (c) above or other amounts with respect to the Mortgage Loans that are reimbursable to such parties under this Agreement.

         Section 7.02. PROCEDURE UPON TERMINATION OF TRUST FUND.

                  (a) Notice of any optional termination pursuant to the provisions of Section 7.01(c) specifying the Distribution Date upon which the final distribution shall be made or the Purchase Date, shall be given promptly by the Trustee by first class mail to Certificateholders mailed no later than the first day of the month in which the Distribution Date selected for purchase of the Mortgage Loans occurs or upon (x) the sale of all of the property of the Trust Fund by the Trustee or in the case of a sale of assets of the Trust Fund, or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Purchase Date and the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section
5.02 will be made upon presentation and surrender of the Certificates at the Certificate Registrar's Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Trustee and the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

                  (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

                  (c) Any reasonable expenses incurred by the Trustee, to the extent that such expenses, if paid or reimbursed by the Trust Fund, would constitute "unanticipated expenses" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii), in connection with any redemption or termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

         Section 7.03. ADDITIONAL TRUST FUND TERMINATION REQUIREMENTS.

                  (a) Any termination of the Trust Fund shall be effected in accordance with the following additional requirements, unless the Trustee seeks and receives an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not (I) result in the imposition of taxes on any REMIC under the REMIC Provisions or (II) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 89 days prior to the time of the making of the final payment on the Certificates upon notification by the Depositor that it intends to exercise its option to cause the termination of the Trust Fund, the Trustee shall adopt a plan of complete liquidation prepared by the Depositor of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions;

                  (ii) Any sale of the assets of the Trust Fund pursuant to
         Section 7.01 or 7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates;

                  (iii) On the date specified for final payment of the Certificates, the Trustee shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

                  (iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

                  (b) By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Trustee under this Section and to take such other action in connection therewith as may be reasonably requested by the Trustee.

                                 ARTICLE VIII.

                          RIGHTS OF CERTIFICATEHOLDERS

         Section 8.01. LIMITATION ON RIGHTS OF HOLDERS.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing itself of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 8.02. ACCESS TO LIST OF HOLDERS.

                  (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

                  (b) If three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

                  (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar and the Trustee that neither the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 8.03. ACTS OF HOLDERS OF CERTIFICATES.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                  ARTICLE IX.

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

         Section 9.01. SERVICER TO ACT AS SERVICER.

                  (a) Commencing on the Closing Date, the Servicer shall service each Mortgage Loan in accordance with Accepted Servicing Practices.

                  (b) The Servicer shall maintain an EDP containing all information and programming necessary to service the Mortgage Loans in accordance with Section 2.01(a) hereof. The Mortgage Loans shall be grouped on the Servicer's EDP to reflect the Trust Fund as the owner of the Mortgage Loans.

                  (c) The Servicer may not waive, modify or vary any term of a Mortgage Note without the Depositor's prior written consent. The Servicer shall comply with all applicable federal, state and local legal and regulatory requirements (including laws, statutes, rules, regulations and ordinances) in connection with the modification of the Mortgage Note.

                  (d) Notwithstanding anything herein to the contrary, the Servicer shall follow any reasonable directions given by the Trustee and/or the Depositor with respect to the servicing of the Mortgage Loans.

                  (e) With the exception of Ancillary Fees and any other charges expressly permitted by the Mortgage Note and applicable law, the Servicer covenants and agrees that it will not, without the prior written consent of the Seller, charge or collect from any Mortgagor, or trustee under a deed of trust, any fees of any kind including, but not limited to charges for amounts expended by the Servicer, regardless of the characterization of the fee or charge.

                  (f) The Trustee agrees to execute such limited powers of attorney provided to it by the Servicer as are necessary and appropriate to assist the Servicer to carry out its servicing and administrative responsibilities under this Agreement.

                  (g) In connection with its duties hereunder, in the event the Servicer requires an original of any document contained in a Mortgagor's file to service a Mortgage Loan, it shall submit a written request to the Trustee (or any custodian on its behalf) and the Trustee (or any custodian on its behalf) shall provide the original document to the Servicer within two (2) Business Days after receipt of the written request, provided that (a) as to any recorded document, the applicable recorder's office has returned the recorded document to the Servicer or (b) as to the original title insurance policy, the Servicer has received such policy. When requesting a release of documents from the Trustee (or any custodian on its behalf), the Servicer shall use the form attached hereto as Exhibit N. Notwithstanding the foregoing, the Servicer acknowledges and agrees that the Seller maintains agreements with document custodians selected by it from time to time, pursuant to which such custodians maintain Mortgage Loan files on behalf of the Seller. The Servicer agrees to cooperate with such custodians and request from such custodians the documents and Mortgage Files required by the Servicer which are maintained by such custodians (with a copy of such request sent to the Seller).

                  (h) The Servicer shall not, unless default by the related Mortgagor has occurred or is imminent, knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan (including but not limited to the interest rate, the principal balance, the amortization schedule, or any other term affecting the amount or timing of payments on the Mortgage Loan or the collateral therefor) unless the Servicer shall have provided to the Depositor and the Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event.

         Section 9.02. TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

                  (a) If title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its designee. Notwithstanding the foregoing, the Servicer shall not acquire title to any Mortgaged Property, or proceed with the management of any REO Property, for which the Servicer has knowledge that such Mortgaged Property or REO Property is affected by hazardous waste. The Servicer shall either itself, or through an agent, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) on behalf of the Trust Fund.

         In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the Trust Fund may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document prepared by the Servicer or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

         Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  (b) The Servicer shall deposit or cause to be deposited in the applicable Custodial Account, within two business from receipt, all revenues received with respect to each REO Property and shall be permitted to withdraw therefrom, to the extent of the amount of such revenues on deposit therein, funds necessary for the proper operation, management and maintenance of such REO Property, including but not limited to the cost of maintaining any hazard insurance and the fees of any managing agent acting on behalf of the Servicer.

                  (c) If the Servicer elects to dispose of an REO Property without utilizing the services of an agent, the Servicer shall notify the Trustee of its receipt of any and all bona fide offers to purchase that REO Property. Each such REO Disposition shall be carried out by the Servicer at such price, and upon such terms and conditions.

         If the Servicer utilizes the services of an approved agent to dispose of an REO Property, the Servicer shall provide the Trustee with a copy of such agent's marketing plan, which shall include, but not be limited to, (i) the marketing time period, (ii) an estimate of the costs of any repairs or improvements, (iii) the lowest acceptable sale price for the REO Property and
(iv) other proposed terms and conditions of sale. The REO Disposition shall be carried out by the Servicer in accordance with the terms thereof. If the Servicer receives a bona fide offer to purchase an REO Property and would like to accept the offer, but the offer is outside the parameters of the approved marketing plan, the Servicer shall provide the Trustee with written notification of the terms and conditions of the offer.

         The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Monthly Advances from proceeds received in connection with such REO Disposition including expenses and fees paid to an agent used to dispose of an REO Property. If the proceeds from an REO Disposition are insufficient to reimburse the Servicer for any related unreimbursed Monthly Advances, to the extent such reimbursement will constitute an "unanticipated expense" (within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)) of a REMIC provided for herein, the Servicer shall be entitled to withdraw any such deficiency from amounts on deposit in the applicable Custodial Account. All proceeds from an REO Disposition, net of any reimbursement to the Servicer as provided above, shall be remitted to the Trustee within three (3) Business Days following receipt thereof.

         Section 9.03. TRUSTEE AND DEPOSITOR'S RIGHT TO EXAMINE SERVICER
RECORDS.

                  (a) The Servicer shall cooperate with the Depositor and/or the Trustee, its counsel, accountants (including outside accountants), supervisory agents, examiners and other representatives in providing reasonable access during normal business hours to examine and audit any and all of the books, records, documentation or other information of the Servicer related to the Mortgage Loans, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

                  (b) The examination and audit rights and other rights to access described in clause (a) above shall be afforded by the Servicer at its offices without charge, upon reasonable request, and during normal business hours or at such other times as may be reasonable under applicable circumstances. The Servicer, at its expense, shall make available all customary, reasonable office space, facilities, and equipment for the visiting party and shall provide the visiting party with access to reasonable cooperation with its officers and employees. The salaries, travel, subsistence and other related expenses for the Depositor's and/or the Trustee's representatives shall be borne by the Depositor and/or the Trustee.

         Section 9.04. LEGAL PROCEEDINGS INVOLVING THE SERVICER AND/OR THE MORTGAGE LOANS.

                  (a) The Servicer shall commence, defend, appear, or otherwise participate in any foreclosure, condemnation, bankruptcy, or other legal proceedings relating to a Mortgage Loan in the name of the Trustee and/or the Trust Fund. The Servicer shall provide the Trustee, on a monthly basis, with such written reports as it receives regarding any legal proceedings.

                  (b) The Servicer shall commence all foreclosures, bankruptcies and other legal proceedings in the name of the Trustee and/or the Trust Fund unless otherwise directed in writing by the Trustee.

         Section 9.05. MATERIAL CHANGES.

         The Servicer shall promptly report to the Trustee and the Depositor any change in its business operations, financial condition, properties or assets that could have a material adverse effect on the Servicer's ability to perform its obligations hereunder. Events for which the Trustee and the Depositor must receive notice include, but are not limited to, the following:

                  (a) any merger or consolidation, any changes in the Servicer's ownership whether directly or indirectly (including any change in ownership of the Servicer's parent), or any significant reorganization;

                  (b) any material changes in management ordered or required by a regulatory authority supervising or licensing the Servicer;

                  (c) the entry against the Servicer of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

                  (d) the consent by the Servicer to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings;

                  (e) upon the Servicer's (A) admitting in writing its inability to pay its debts generally as they become due, (B) filing a petition to take advantage of any applicable insolvency or reorganization statute, (C) making an assignment for the benefit of its creditors or (D) voluntarily suspending payment of its obligations;

                  (f) entry of any court judgment or regulatory order in which the Servicer is or may be required to pay a claim or claims that may have a material adverse effect on the Servicer's financial condition;

                  (g) any admission by the Servicer to the commission of, or any finding that the Servicer has committed, any violation of any law, regulation or order in any proceeding or audit commenced by any governmental, or regulatory authority, or any proceeding commenced in any court of law;

                  (h) the commencement of any class action law suits against the Servicer; and

                  (i) the Servicer's entry into any agreement with a third party that would result in any material change in the financial status or ownership of the Servicer or any merger of the Servicer.

         Section 9.06. SERVICER SHALL PROVIDE INFORMATION AS REASONABLY
REQUIRED.

         During the term of this Agreement, the Servicer shall furnish any reports or documentation that the Trustee and/or the Depositor may reasonably request. Reports requested may include reports not specified or otherwise required by this Agreement or reports required to comply with any regulations regarding any supervisory agents or examiners of the Trustee and/or the Depositor, as applicable. All reports will be delivered in accordance with the Trustee and/or the Depositor's reasonable instructions and directions. The Servicer agrees to execute and deliver all such instruments and take all such action as the Trustee and/or the Depositor, as applicable, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

         Section 9.07. SERVICER NOT TO RESIGN.

         The Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Servicer shall be fully liable for such tasks as if the Servicer performed them itself) nor sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Trustee and the Depositor, which consent shall be granted or withheld in the reasonable discretion of such parties, provided, however, that (i) the Servicer may assign its rights and obligations hereunder without prior written consent of the Trustee and the Depositor to any entity that is directly owned or controlled by the Servicer, and the Servicer guarantees the performance of such entity hereunder, (ii) the Servicer is no longer permitted to act as Servicer under applicable law as evidenced by an Opinion of Counsel or (iii) upon a sale of its servicing rights with respect to the Mortgage Loans with the prior written consent of the Seller. In the case of item (i) above, the Servicer shall provide the Trustee and the Depositor with a written statement guaranteeing the successor entity's performance of the Servicer's obligations under the Agreement.

         Section 9.08. CUSTODIAL ACCOUNTS AND ESCROW ACCOUNTS.

         The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets. The Servicer shall create and maintain Custodial Accounts and Escrow Accounts for the deposit of all funds, except as otherwise provided herein, received by the Servicer on the Mortgage Loans.

         Section 9.09. ASSUMPTION PROCESSING.

         Within three (3) Business Days of receipt by the Servicer of a request by a Mortgagor to be released from liability for payment of a Mortgage Loan in connection with an assumption of the related Mortgage Note, the Servicer shall notify the Trustee of such request. Upon the completion of the assumption processing, the Seller shall provide the Servicer with all necessary information to enable the Servicer to update its EDP.

         Section 9.10. BOOKS AND RECORDS.

         The Servicer shall be responsible for maintaining, and shall maintain, a complete set of records for the Mortgage Loans. The Servicer's books and records shall clearly reflect the ownership of the Mortgage Loans by the Trust Fund. All documents, records and correspondence, regardless of the media in which they are stored or maintained, are property of the Trust Fund, and the Servicer shall hold the same in a fiduciary capacity for the Trust Fund. The Servicer may retain copies of all such documents, records and correspondence as may be necessary to service the Mortgage Loans under this Agreement.

         Section 9.11. ANNUAL STATEMENT AS TO COMPLIANCE.

         The Servicer will deliver to the Depositor and the Trustee on or before February 28 of each year, beginning in 2005 or such other date that the Depositor gives the Servicer at least 30 days prior notice of in order to remain in compliance with the Section 302 Requirements, an Officer's Certificate of the Servicer stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         Section 9.12. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' SERVICING REPORTS.

         On or before March 15 of each year, beginning in 2005 or such other date as to which the Depositor gives the Servicer at least 30 days prior written notice, in order to remain in compliance with the Section 302 Requirements, the Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants that is a member of the American Institute of Certified Public Accountants to furnish a USAP Report to the Trustee and the Depositor.

         Section 9.13. OFFICER'S CERTIFICATE.

                  (a) By February 28th of each year beginning in 2006 or such other date specified in a written notice within 15 days prior to the date on which a Form 10-K is required to be filed with a certification by the Depositor, an officer of the Servicer shall execute and deliver an Officer's Certificate substantially in the form of Exhibit R attached hereto, signed by the senior officer in charge of servicing of the Servicer or any officer to whom that officer reports, to the Trustee and Depositor for the benefit of such parties and their respective officers, directors and affiliates.

                  (b) The Servicer shall indemnify and hold harmless the Depositor and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 9.13 any material misstatement or omission in the Officer's Certificate required under this Section 9.13 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Servicer on the one had and the Depositor on the other in connection with a breach of the Servicer's obligations under this Section 9.13, any material misstatement or omission in the Officer's Certificate required under this Section 9.13 or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

         Section 9.14. SERVICING COMPENSATION.

                  (a) Subject to the following paragraph, as compensation for its services hereunder, the Servicer shall be entitled to a Servicing Fee payable with respect to each Mortgage Loan. As to each Mortgage Loan, the Servicing Fee shall be payable monthly from payments of interest on such Mortgage Loan prior to the deposit of such payments into the applicable Custodial Account, shall accrue at the applicable Servicing Fee Rate, and shall be computed on the basis of the same principal amount and for the same period respecting which such interest payment was computed.

                  (b) The Servicing Fee for each Mortgage Loan shall be payable solely from (i) the interest portion of the related Monthly Payment (to the extent paid by the Mortgagor, but only if a full interest payment is received), or (ii) from any payment of interest made with respect to the Mortgage Loan from the proceeds of foreclosure or any judgment, writ of attachment or levy against the Mortgagor or the Mortgagor's assets, or (iii) from funds paid in connection with any prepayment in full, or (iv) from Insurance Proceeds or Liquidation Proceeds.

                  (c) As additional compensation hereunder, the Servicer may retain (i) all net interest earnings on balances maintained in the Custodial Account and Escrow Accounts and (ii) the Ancillary Fees.

                  (d) The Servicer's right to the Servicing Fee shall not be transferred in whole or in part except in connection with any permitted transfer of all the Servicer's obligations under this Agreement. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

         Section 9.15. INDEMNIFICATION.

         The Servicer shall indemnify and hold the Trustee, the Trust Fund and the Depositor and their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from, and will reimburse the Indemnified Parties for, any and all Losses incurred by any of the Indemnified Parties to the extent that such Losses result from, are caused by or arise out of any one or more of the following:

                  (i) Any material misrepresentations made by the Servicer in this Agreement, or in any schedule, exhibit, or certificate furnished pursuant hereto;

                  (ii) Any material breach of any of the representations and warranties of the Servicer or the nonfulfillment of any term, covenant, condition or obligation of the Servicer set forth in this Agreement or in any schedule, statement, exhibit, or certificate furnished pursuant hereto, or any default or failure to perform by the Servicer hereunder;

                  (iii) Any failure of the Servicer to comply with Accepted Servicing Practices in connection with servicing the Mortgage Loans;

                  (iv) Any liabilities or obligations, contingent or otherwise, of the Servicer of any nature whatsoever relating to the Servicer's obligations under this Agreement, to the extent that any related Loss to the Trustee, Trust Fund or Depositor is not increased by negligence, bad faith or willful misconduct on the part of the Trustee, Trust Fund or Depositor; or

                  (v) Any non-compliance with the terms of the powers of attorney or the use thereof that results in a Loss to the Trustee, Trust Fund or Depositor.

         The indemnity provided in this Section 9.15 shall remain in full force and effect regardless of any investigation made by the Trustee, Trust Fund or Depositor or its representatives. The provisions of this Section 9.15 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         Section 9.16. NON SOLICITATION.

         For as long as the Servicer services the Mortgage Loans, the Servicer covenants that it will not, and that it will ensure that its affiliates and agents, will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related Mortgagors. It is understood that the promotions undertaken by the Servicer which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 9.16.

         Section 9.17. SUCCESSOR TO THE SERVICER.

         Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement (a) the Trustee shall, in accordance with the provisions of this Agreement (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements set forth herein and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. If the Trustee shall succeed to and assume the Servicer's responsibilities, rights, duties and obligations under this Agreement, such succession shall not be effective prior to 90 days after the Trustee's knowledge that the Servicer shall be terminated hereunder. The Servicer shall not be removed hereunder prior to the effectiveness of the assumption of its responsibilities, rights, duties and obligations by the successor thereto. Any successor to the Servicer shall be subject to the approval of the Depositor, the Trustee and each Rating Agency. Each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Trustee or the Depositor, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.17 and shall in no event relieve the Servicer of the representations and warranties made herein and the remedies available to the Trustee herein, it being understood and agreed that the provisions of this Agreement regarding indemnification and nonsolicitation shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

         Section 9.18. STATEMENTS TO THE TRUSTEE.

                  (a) Not later than the 15th calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business
Day), the Servicer shall furnish to the Trustee (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto relating to the period ending on the first day of the current calendar month and (ii) all such information required on a magnetic tape or other similar media mutually agreed upon by the Trustee and the Servicer.

                  (b) The Servicer shall provide the Trustee with such information concerning the Mortgage Loans as is necessary for the Trustee to prepare its federal income tax return as the Trustee may reasonably request from time to time.

         Section 9.19. MERGER OR CONSOLIDATION OF THE SERVICER.

         Any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however that the successor Servicer shall satisfy all the requirements of
Section 9.17 with respect to the qualifications of a successor Servicer.

         Section 9.20. LIMITATION ON LIABILITY OF THE SERVICER.

         Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Servicer shall be entitled to be reimbursed therefor out of the Custodial Account.

                                   ARTICLE X.

                              REMIC ADMINISTRATION

         Section 10.01. REMIC ADMINISTRATION.

                  (a) REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement and Section 1.01.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

                  (c) The Trustee shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Trustee shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or
(ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer). The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account, provided, however, the Trustee shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by
Section 6.19 and this Section.

                  (d) The Trustee shall prepare, sign and file all of each REMIC's federal and appropriate state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

                  (e) The Trustee or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide, upon receipt of additional reasonable compensation, to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code.

                  (f) The Trustee and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

                  (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee or the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

                  (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

                  (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

                  (j) The Trustee shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

         Section 10.02. PROHIBITED TRANSACTIONS AND ACTIVITIES.

         Neither the Depositor nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to
(i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of each REMIC pursuant to Article VII of this Agreement,
(iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

         Section 10.03. INDEMNIFICATION WITH RESPECT TO PROHIBITED TRANSACTIONS OR LOSS OF REMIC STATUS.

         In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Depositor or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Trustee has relied. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the Mortgage Loan Purchase Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Trustee with respect to its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

         Section 10.04. REO PROPERTY.

                  (a) Notwithstanding any other provision of this Agreement, the Trustee shall not, except to the extent provided in this Agreement, knowingly permit any Servicer to rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has provided to the Trustee an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

                  (b) The Depositor shall cause the Servicer (to the extent provided in this Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the Servicer (to the extent provided in this Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Depositor or the Servicer (on behalf of the Trust Fund) has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If such an extension has not been received and the Depositor or the Servicer, acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if such an extension, has been received and the Depositor or the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value or
(ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

                                  ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

         Section 11.01. BINDING NATURE OF AGREEMENT; ASSIGNMENT.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.02. ENTIRE AGREEMENT.

         This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         Section 11.03. AMENDMENT.

                  (a) This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of this Agreement, (iii) to add any other provisions with respect to matters or questions arising under this Agreement, (iv) to modify alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or
(v) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clauses (iii) or (iv) of such sentence adversely affect in any material respect the interests of any Holder unless such Holder has consented thereto. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates.

                  (b) This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

                  (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor, the Servicer and the Rating Agencies.

                  (d) It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (e) Notwithstanding anything to the contrary in this Agreement, the Trustee shall not consent to any amendment of this Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

                  (f) Neither the Seller nor the Trustee shall consent to the assignment by the Servicer of the Servicer's rights and obligations under this Agreement without the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

         Section 11.04. VOTING RIGHTS.

         Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount (or Percentage Interest), Certificates owned by the Depositor, the Trustee, the Servicer or any Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Trustee, the Servicer or any Affiliate thereof.

         Section 11.05. PROVISION OF INFORMATION.

                  (a) For so long as any of the Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee or the Servicer in providing such information shall be reimbursed by the Depositor.

                  (b) The Trustee shall provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission and
(ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

                  (c) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, a copy of the report delivered to Certificateholders pursuant to
Section 4.02.

         Section 11.06. GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

         Section 11.07. NOTICES.

         All requests, demands, notices, authorizations, directions, consents, waivers and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080, telecopy number (212) 449-9015, Attention:
Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1, (b) in the case of the Servicer, PHH Mortgage Corporation , 3000 Leadenhall Road, Mt. Laurel New Jersey 08054, telecopy number (856) 917-6910, Attention: Robert E. Groody, Chief Operating Officer, (c) in the case of the Seller, Merrill Lynch Mortgage Lending, Inc., 4 World Financial Center, 10th Floor, New York, New York 10281, telecopy number (212) 738-1110, Attention: Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1, and (d) with respect to the Trustee or the Certificate Registrar, P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager - MLMI Trust Series MLCC 2005-1, with a copy to it at its respective Corporate Trust Office, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

         Section 11.08. SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.09. INDULGENCES; NO WAIVERS.

         Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         Section 11.10. HEADINGS NOT TO AFFECT INTERPRETATION.

         The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

         Section 11.11. BENEFITS OF AGREEMENT.

         Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.15.

         Section 11.12. SPECIAL NOTICES TO THE RATING AGENCIES.

                  (a) The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

                  (i) any amendment to this Agreement pursuant to Section 11.03;

                  (ii) the occurrence of any Event of Default;

                  (iii) any notice of termination given to the Servicer pursuant to Section 6.14 or any resignation of the Servicer pursuant to this Agreement;

                  (iv) the appointment of any successor to the Servicer pursuant to Section 6.14; and

                  (v) the making of a final payment pursuant to Section 7.02.

                  (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to Moody's, to:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, New York 10007
                  Attention:  ABS Monitoring

                  If to Fitch Ratings, to:

                  Fitch, Inc.
                  One State Street Plaza
                  30th Floor
                  New York, New York 10004
                  Attention:  Surveillance Group

                  (c) The Trustee shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.02. In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

         Section 11.13. [RESERVED].

         Section 11.14. COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         Section 11.15. NO PETITIONS.

         The Trustee and the Servicer, by entering into this Agreement, hereby covenants and agrees that it shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS,
                                        INC., as Depositor


                                        By: /s/ Tom Saywell
                                            ----------------------
                                        Name:   Tom Saywell
                                        Title:  Authorized Signatory

                                        PHH MORTGAGE CORPORATION,
                                        as Servicer

                                        By: /s/ Richard Bradfield
                                            ----------------------
                                        Name:   Richard Bradfield
                                        Title:  Vice President

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee


                                        By: /s/ Sandra Whalen
                                            ----------------------
                                        Name:   Sandra Whalen
                                        Title:  Vice President

Solely for purposes of Section 2.04,
accepted and agreed to by:

MERRILL LYNCH MORTGAGE LENDING, INC.


By: /s/ Brian E. Brennan
    -------------------------
Name:    Brian E. Brennan
Title:   Authorized Signatory

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

         On the 29th day of April, 2005 before me, a notary public in and for said State, personally appeared Tom Saywell, known to me to be an Authorized Signatory of Merrill Lynch Mortgage Investors, Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     __________________________
                                                     Notary Public

[Notarial Seal]

STATE OF NEW JERSEY         )
                            ) ss.:
COUNTY OF BURLINGTON        )

         On the 29th day of April, 2005 before me, a notary public in and for said State, personally appeared Richard Bradfield known to me to be a Senior Vice President of PHH Mortgage Capital LLC, a Delaware limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                     Notary Public

                                                     __________________________

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

         On the 29th day of April 2005 before me, a notary public in and for said State, personally appeared Sandra Whalen, known to me to be a Vice President of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     __________________________
                                                     Notary Public

[Notarial Seal]

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

         On the 29th day of April, 2005 before me, a notary public in and for said State, personally appeared Brian E. Brennan, known to me to be an Authorized Signatory of Merrill Lynch Mortgage Lending, Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     __________________________
                                                     Notary Public

[Notarial Seal]

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT B

          FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)


STATE OF                   )
                           )       ss.:
COUNTY OF                  )


         [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

         1.       That he [she] is [title of officer] ________________________
                  of [name of Purchaser]
                  _________________________________________ (the "Purchaser"), a
                  _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

         2.       That the Purchaser's Taxpayer Identification Number is [ ].

         3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any "electing large partnership" within the meaning of Section 775 of the Code, or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

         4. That the Purchaser is not, and on __________________ [date of transfer] will not be, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code (collectively, a "PLAN"), and is not directly or indirectly acquiring a Residual Certificate for, on behalf of or with any assets of any such Plan.

         5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of April 1, 2005 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, PHH Mortgage Corporation , as Servicer and Wells Fargo Bank, N.A., as Trustee with respect to Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1 Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar and Trustee have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

         6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

         7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

         8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee and the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

         9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

         10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor, the Trustee and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code. "Non-U.S. Person" means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

         11. The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Purchaser or another U.S. taxpayer.

         12. That the Purchaser agrees to such amendments of the Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

         13. That the Purchaser consents to the designation of the Trustee to act as agent for the "tax matters person" of each REMIC created by the Trust Fund pursuant to the Agreement.

         14. That the Purchaser agrees to be bound by Section 3.03(f) of the Agreement.

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.


                                       [Name of Purchaser]



                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:



         Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

         Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC



COUNTY OF
          --------------------------------------------

STATE OF
          --------------------------------------------

My commission expires the _____ day of __________ 20__.

                                    EXHIBIT C

              RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)


                                                    ----------------------------
                                                               Date


Re: Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1 Mortgage Pass-Through Certificates


         _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                     Very truly yours,


                                     -------------------------------------------
                                     Name:
                                     Title:

                                   EXHIBIT D-1

                  STANDARD LAYOUT FOR MONTHLY REMITTANCE ADVICE

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT D-2

                STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT


------------------------------------------------------------------------------------------------------------------------------------
 OUR LOAN NO.     INVESTOR     INVESTOR      MORTGAGOR     DUE      PAYT   PRINCIPAL    PRIN-INT       --DELINQUENCIES--       LOAN
                 BK. CAT TP    LOAN NO.        NAME        DATE      NO.    BALANCE     CONSTANT                               DESC.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    PRINCIPAL     INTEREST
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT E

                        MORTGAGE LOAN PURCHASE AGREEMENT

                        See Exhibit 99.1, filed herewith

                                    EXHIBIT F

                      LIST OF LIMITED PURPOSE SURETY BONDS

         Ambac Assurance Corporation Surety Bond No. AB0039BE, issued February 26, 1996, for Merrill Lynch Credit Corporation.

                                    EXHIBIT G

                     FORM OF RULE 144A TRANSFER CERTIFICATE


Re: Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1 Mortgage Pass-Through Certificates


         Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2005 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, PHH Mortgage Corporation , as Servicer and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

         This letter relates to $__________ initial Certificate Balance of Class Certificates which are held in the form of Definitive Certificates registered in the name of (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

         In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer," which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriter and the Depositor.




                                         [Name of Transferor]


                                         By:
                                            ------------------------------------
                                                Name:
                                                Title:



Dated:
        ------------------------------------

                                    EXHIBIT H

                         FORM OF PURCHASER'S LETTER FOR
                        INSTITUTIONAL ACCREDITED INVESTOR


                                      Date



Dear Sirs:


         In connection with our proposed purchase of $______________ principal amount of Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1 Mortgage Pass-Through Certificates (the "Privately Offered Certificates") of Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), we confirm that:

         (1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of April 1, 2005 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, PHH Mortgage Corporation , as Servicer and Wells Fargo Bank, N.A., as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

         (2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

         (3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

         (4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

         (5) We have received such information as we deem necessary in order to make our investment decision.

         (6) If we are acquiring ERISA-Restricted Certificates, we are not a Plan and we are not acquiring the ERISA-Restricted Certificates for, on behalf of or with any assets of any such Plan except in accordance with Section 3.03(d) of the Pooling and Servicing Agreement.

         Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                     Very truly yours,


                                     -------------------------------------------
                                     [Purchaser]


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT I

                        FORM OF ERISA TRANSFER AFFIDAVIT



STATE OF NEW YORK )
                                    ) ss.:
COUNTY OF NEW YORK         )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is the ______________________ of ______________ (the
"Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

         2. With respect to a transfer of an ERISA-Restricted Certificate, the Investor shall provide the Trustee and the Depositor with (A) a representation to the effect that the Investor is not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan or arrangement subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring the Certificate for, on behalf of or with any assets of any such Plan, (B) a representation or certification to the Trustee to the effect that the proposed transfer and holding of the Certificate and the servicing, management and operation of the Trust Fund will not result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) and will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement, or (C) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee to the effect that the acquisition or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code, will not result in such a prohibited transaction, and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Servicer or the Depositor.

         3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of April 1, 2005 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, PHH Mortgage Corporation , as Servicer and Wells Fargo Bank, N.A., as Trustee, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.



                                     -------------------------------------------
                                     [Investor]


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


ATTEST:


--------------------------



STATE OF                  )
                          )     ss.:
COUNTY OF                 )


         Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this _____ day of _________ 20___.



                                     -------------------------------------------
                                     NOTARY PUBLIC


                                     My commission expires the
                                     _____ day of __________, 20___.

                                    EXHIBIT J

                        FORM OF LETTER OF REPRESENTATIONS
                        WITH THE DEPOSITORY TRUST COMPANY

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT K

                          FORM OF INITIAL CERTIFICATION
            MERRILL LYNCH MORTGAGE INVESTORS TRUST SERIES MLCC 2005-1



                          ___________, 2005


To:                       Merrill Lynch Mortgage Investors, Inc.
                          250 Vesey Street
                          4 World Financial Center, 10th Floor
                          New York, New York  10080

                          PHH Mortgage Corporation
                          3000 Leadenhall Road
                          Mt. Laurel, New Jersey  08054

                          Merrill Lynch Mortgage Lending, Inc.
                          250 Vesey Street
                          4 World Financial Center, 10th Floor
                          New York, New York  10080


         Reference is made to the Pooling and Servicing Agreement among Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), PHH Mortgage Corporation (the "Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"), dated as of April 1, 2005 (the "Agreement"), pursuant to which the Depositor has delivered to the Trustee, with respect to each Mortgage Loan set forth on Schedule A hereto (the "Mortgage Loan Schedule"), the documents set forth in Section 2.01 of the Agreement.

         With respect to each Mortgage Loan listed on the Mortgage Loan Schedule and except as otherwise noted on the Schedule of Exceptions set forth on Schedule B hereto, the Trustee confirms that (1) the Trustee has received all of the documents required to be delivered to the Trustee pursuant to Section 2.01 of the Agreement, (2) the Trustee has reviewed each Trustee's Mortgage File in accordance with Section 2.02(a) of the Agreement, and the documents contained in each Trustee's Mortgage File conform to the requirements set forth in such
Section 2.02(a), and (3) the Trustee has physical possession of the documents in each Trustee's Mortgage File. The Trustee has not independently verified the validity, enforceability, sufficiency, recordability, due authorization or genuineness or any document in any Trustee's Mortgage File or any related Mortgage Loan, nor the collectibility, insurability, effectiveness or suitability of any related Mortgage Loan.

         All terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such term in the Agreement.

                                     WELLS FARGO BANK, N.A.,
                                     as Trustee

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                    EXHIBIT L

                           FORM OF FINAL CERTIFICATION
            MERRILL LYNCH MORTGAGE INVESTORS TRUST SERIES MLCC 2005-1


                          _____________, 2005


To:                       Merrill Lynch Mortgage Investors, Inc.
                          250 Vesey Street
                          4 World Financial Center, 10th Floor
                          New York, New York  10080

                          PHH Mortgage Corporation
                          3000 Leadenhall Road
                          Mt. Laurel, New Jersey  08054

                          Merrill Lynch Mortgage Lending, Inc.
                          250 Vesey Street
                          4 World Financial Center, 10th Floor
                          New York, New York  10080


         Reference is made to the Pooling and Servicing Agreement among Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), PHH Mortgage Corporation (the "Servicer") and Wells Fargo Bank, N.A., as Trustee (the "Trustee"), dated as of April 1, 2005 (the "Agreement"), pursuant to which the Depositor has delivered to the Trustee, with respect to each Mortgage Loan set forth on Schedule A hereto (the "Mortgage Loan Schedule"), the documents set forth in Section 2.01 of the Agreement.

         With respect to each Mortgage Loan listed on the Mortgage Loan Schedule and except as otherwise noted on the Schedule of Exceptions set forth on Schedule B hereto, the Trustee confirms that (1) the Trustee has received all of the documents required to be delivered to the Custodian pursuant to Section 2.01 of the Agreement, (2) the Trustee has reviewed each Trustee's Mortgage File in accordance with Section 2.02 of the Agreement, and the documents contained in each Trustee's Mortgage File conform to the requirements set forth in such
Section 2.02, and (3) the Trustee has physical possession of the documents in each Trustee's Mortgage File. The Trustee has not independently verified the validity, enforceability, sufficiency, recordability, due authorization or genuineness or any document in any Trustee's Mortgage File or any related Mortgage Loan, nor the collectibility, insurability, effectiveness or suitability of any related Mortgage Loan.

         All terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such term in the Agreement.

                                     WELLS FARGO BANK, N.A.,
                                     as Trustee

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                    EXHIBIT M

                           LIST OF SERVICING OFFICERS

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT N

                               REQUEST FOR RELEASE


                To:       Wells Fargo Bank, N.A.

                          1015 10th Avenue S.E.

                          Minneapolis, Minnesota  55414

                          (Attention: Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1)

                          Re: Pooling and Servicing Agreement, dated as of April 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as Depositor, PHH Mortgage Corporation , as Servicer and Wells Fargo Bank, N.A., as Trustee


         In connection with the administration of the pool of Mortgage Loans held by you as Trustee for the benefit of Certificateholders, we request the release of the (Trustee's Mortgage File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

File/document to be sent to:

                  [Company]
                  [Address]
                  [Attn:]
                  [Telephone Number ____]

Mortgagor's Name, Address & ZIP CODE:
-------------------------------------

Mortgage Loan Number:
---------------------

Reason for Requesting Documents (check one)
-------------------------------------------

1.       _____    Mortgage Loan Paid in Full

                           ([Seller/Depositor] [Servicer], hereby certifies that
                  all amounts received in connection therewith have been credited to the Custodial Account or the Distribution Account, as applicable.)

2.       _____    Mortgage Loan in Foreclosure

3.       _____    Mortgage Loan Repurchased or Substituted For

                           ([Seller/Depositor] [Servicer], hereby certifies that
                  any applicable repurchase price or substitution shortfall amount has been credited to the Custodial Account or the Distribution Account, as applicable.)

4.       _____    Mortgage Loan Liquidated

                           ([Seller/Depositor] [Servicer], hereby certifies that
                  all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Custodial Account or the Distribution Account, as applicable.)

5.       _____    Other (explain)

                           If box 1, 2 or 3 above is checked, and if all or part
                  of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

                           If box 4 or 5 above is checked, upon our return of
                  all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.


                                      [SELLER/DEPOSITOR]
                                      [SERVICER]


                                      By:
                                          --------------------------------------
                                      Date:
                                            ------------------------------------



Documents returned to Trustee:


-------------------------------------,
as Trustee


By:
   ----------------------------------
Date:
     --------------------------------

                                    EXHIBIT O

                                   [Reserved]

                                    EXHIBIT P

                                   [Reserved]

                                    EXHIBIT Q

                         OFFICER'S CERTIFICATE - TRUSTEE


Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: Pooling and Servicing Agreement (the "Agreement") dated as of April 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), PHH Mortgage Corporation , as servicer (the "Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee") - Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1 Mortgage Loan Pass-Through Certificates

         I, [identify the certifying individual], a [title] of the Trustee hereby certify to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         1.       I have reviewed the Monthly Statements delivered pursuant to
                  Section 4.02 the Agreement since the last Officer's Certificate executed pursuant to Section 6.20 of the Agreement [or in the case of the first certification, since the Cut-off Date] (the "Trustee Information").

         2. Based on my knowledge, the information in the Monthly Statements , taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date hereof;

         3. Based on my knowledge, the Monthly Statements required to be prepared by the Trustee under the Agreement has been prepared and provided in accordance with the Agreement; and

         4. I am responsible for reviewing the activities performed by the Trustee under the Agreement and the Trustee has, as of the date hereof fulfilled its obligations under the Agreement and there are no significant deficiencies relating to the Trustee's compliance with this Agreement.


Date:                                Wells Fargo Bank, N.A., as Trustee


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                    EXHIBIT R

                        OFFICER'S CERTIFICATE - SERVICER


Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York  10080

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479

Re: Pooling and Servicing Agreement (the "Agreement") dated as of April 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), PHH Mortgage Corporation , as servicer (the "Servicer") and Wells Fargo Bank, N.A., as trustee ( the "Trustee") - Merrill Lynch Mortgage Investors Trust Series MLCC 2005-1 Mortgage Loan Pass-Through Certificates

         cc. I, [identify the certifying individual], a [title] of the Servicer hereby certify to the Trustee and the Depositor, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         1. I have reviewed the information required to be delivered to the Trustee pursuant to the Agreement (the "Servicing Information").

         2. Based on my knowledge, the information in the Annual Statement of Compliance, and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee by the Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Statement of Compliance;

         3. Based on my knowledge, the Servicing Information required to be provided to the Trustee by the Servicer under the Agreement has been provided to the Trustee;

         4. I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon the review required under the Agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Certified Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee by the Servicer, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance fulfilled its obligations under the Agreement; and

         5. I have disclosed to the Trustee and the Depositor all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the Agreement.

Date:                                HH Mortgage Corporation , as Servicer


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE

                             [INTENTIONALLY OMITTED]

                                   SCHEDULE B
                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER


         The Seller hereby represents and warrants to the Depositor as to each Mortgage Loan, as of the Closing Date as follows:

         (a) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date;

         (b) As of the related Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and the Mortgage Loan has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

         (c) To the best of the Seller's knowledge, with respect to those Mortgage Loans as to which the Mortgagors are required to deposit funds into an escrow account for payment of taxes, assessments, insurance premiums and similar items as they become due, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments or other outstanding charges which constitute a lien on the related Mortgaged Property, and all escrow deposits have been collected, are under the control of the Servicer, and have been applied to the payment of such items in a timely fashion, in accordance with such Mortgage. No escrow deposits or escrow payments or other charges or payments due the Servicer have been capitalized under the related Mortgage or Mortgage Note. With respect to those Mortgage Loans for which escrow deposits are not required, to the best of the Seller's knowledge, there are no delinquent taxes or other outstanding charges affecting the related Mortgaged Property which constitute a lien on the related Mortgaged Property;

         (d) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments contained in the Mortgage File, approved, if necessary, by the insurer under any Primary Mortgage Insurance Policy and recorded in all places necessary to maintain the first priority of the lien, the substance of which waiver, alteration or modification is reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule;

         (e) Neither the Mortgage Note nor the Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and to the best of the Seller's knowledge, no such right of rescission, set-off, counterclaim or defense has been asserted by any Person with respect thereto;

         (f) All buildings upon the Mortgaged Property are required to be insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customarily included in extended coverage in the area where the Mortgaged Property is located, pursuant to standard hazard insurance policies in an amount which is equal to the lesser of
(A) the replacement cost of the improvements securing such Mortgage Loan or (B) the principal balance owing on such Mortgage Loan. To the best knowledge of the Seller, all such standard hazard policies are in effect. On the date of origination, such standard hazard policies contained a standard mortgagee clause naming the Seller or the originator of the Mortgage Loan and their respective successors in interest as mortgagee and, to the best knowledge of the Seller, such clause is still in effect and, to the best of the Seller's knowledge, all premiums due thereon have been paid. If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1994, as amended, such Mortgaged Property is covered by flood insurance in the amount required under the National Flood Insurance Act of 1994. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

         (g) To the best of the Seller's knowledge, at the time of origination of such Mortgage Loan and thereafter, all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws required to be complied with by the Seller as the originator of the Mortgage Loan and applicable to the Mortgage Loan have been complied with in all material respects;

         (h) The Mortgage has not been satisfied as of the Closing Date, canceled or subordinated, in whole, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part (except for a release that does not materially impair the security of the Mortgage Loan or a release the effect of which is reflected in the Loan-to-Value Ratio for the Mortgage Loan as set forth in the Mortgage Loan Schedule), nor to the best of the Seller's knowledge has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

         (i) Ownership of the Mortgaged Property is held in fee simple or a leasehold estate. With respect to Mortgage Loans that are secured by a leasehold estate, (i) the lease is valid, in full force and effect, and conforms to all of Fannie Mae's requirements for leasehold estates; (ii) all rents and other payments due under the lease have been paid; (iii) the lessee is not in default under any provision of the lease; (iv) the term of the lease exceeds the maturity date of the related Mortgage Loan by at least five (5) years; and (v) the terms of the lease provide a Mortgagee with an opportunity to cure any defaults. Except as permitted by the fourth sentence of this paragraph (i), the Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence on their face of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally, or which are specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not in the aggregate adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and
(3) other matters to which like properties are commonly subject which do not in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein. With respect to each Co-op Loan, the security instruments create a valid, enforceable and subsisting first priority security interest in the Co-op Lease and Co-op Stock securing the related Mortgage Note subject to only to (a) the lien of the related cooperative for unpaid assessments representing the Mortgagor's pro rata share of payments for a blanket mortgage, if any, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject, and (b) other matters to which the collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided; provided, however, that the related Co-op Loan may be subordinated or otherwise subject to the lien of a Mortgage on the cooperative building;

         (j) The Mortgage Note is not subject to a third party's security interest or other rights or interest therein;

         (k) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;

         (l) Seller has good title to, and the full right to transfer and sell, the Mortgage Loan free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, including, to the best knowledge of the Seller, any lien, claim or other interest arising by operation of law;

         (m) To the best of the Seller's knowledge, each Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or FHLMC, issued by a title insurer acceptable to Fannie Mae or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in paragraph (ix)(1) (2) and (3) above) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. To the best of the Seller's knowledge, the Seller is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the purchaser or the assignment to the purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. To the best of the Seller's knowledge, no claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (n) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except for any Mortgage Loan payment which is not late by more than 30 days, and the Seller has not waived any default, breach, violation or event permitting acceleration;

         (o) To the best of the Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and, to the best of the Seller's knowledge, no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

         (p) To the best of the Seller's knowledge, all improvements subject to the Mortgage, lay wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in paragraph (xiii) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (q) To the best of the Seller's knowledge, each Mortgage Loan was originated by the Seller or by a savings association, a savings bank, a commercial bank or similar banking institution that is supervised and examined by a Federal or state banking authority, a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act, or a Fannie Mae- or FHLMC-approved seller. To the best of the Seller's knowledge, each Mortgage Loan was underwritten generally in accordance with the Underwriting Standards as in effect at the time of origination. To the best of the Seller's knowledge, the Mortgage contains the usual and customary provision of the Seller at the time of origination for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

         (r) The Mortgaged Property at origination or acquisition was and, to the best of the Seller's knowledge, currently is free of material damage and waste and at origination there was, and to the best of the Seller's knowledge there currently is, no proceeding pending for the total or partial condemnation thereof;

         (s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale or judicial foreclosure, and
(2) otherwise by judicial foreclosure. The Seller has no knowledge of any homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

         (t) To the best of the Seller's knowledge, if the Mortgage constitutes a deed of trust, a trustee, duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

         (u) With respect to each Mortgage Loan, there is an appraisal on a Fannie Mae-approved form (or a narrative residential appraisal) of the related Mortgaged Property that conforms to the applicable requirements of the Financial Institutions Reform Recovery and Enforcement Act and that was signed prior to the approval of such Mortgage Loan application by a qualified appraiser, appointed by the Seller or the originator of such Mortgage Loan, as appropriate, who has no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such Mortgage Loan;

         (v) No Mortgage Loan contains "subsidized buydown" or "graduated payment" features;

         (w) The Mortgaged Property is a single-family (one- to four-unit) dwelling residence erected thereon, or an individual condominium unit in a condominium, or a Co-operative Apartment or an individual unit in a planned unit development or in a de minimis planned unit development as defined by Fannie Mae. No such residence is a mobile home or a manufactured dwelling which is not permanently attached to the land;

         (x)      No Mortgage Loan provides for negative amortization;

         (y) No Mortgage Loan had an original term in excess of thirty (30) years;

         (z)      [RESERVED]

         (aa) As of the Closing Date, each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period);

         (bb) As of the Closing Date, no Mortgage Loan provides for interest other than at either (x) a single fixed rate in effect throughout the term of the Mortgage Loan or (y) a single "variable rate" (within the meaning of Treasury Regulations Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan.

         (cc) As of the Closing Date, no Mortgage Loan is the subject of pending or final foreclosure proceedings.

         (dd) Based on delinquencies in payment on the Mortgage Loans as of the Closing Date, Seller would not initiate foreclosure proceedings with respect to any of the Mortgage Loans prior to the next scheduled payment date on such Mortgage Loan.

         (ee) Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of section 9-102(a)(65) of the UCC.

         (ff) No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is "high cost" as defined by any applicable federal, state or local predatory or abusive lending law. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

         (gg) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory or abusive lending laws.

         (hh) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS(R) Glossary which is now Version 5.6 Revised, Appendix E, attached to the Mortgage Loan Purchase Agreement as Exhibit A) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.